Exhibit 10.7
DANAHER CORPORATION
2007 OMNIBUS INCENTIVE PLAN, AS AMENDED AND RESTATED
RESTRICTED STOCK UNIT AGREEMENT
Unless otherwise defined herein, the terms defined in the Danaher Corporation 2007 Omnibus Incentive Plan, As Amended and Restated (the “Plan”) will have the same defined meanings in this Restricted Stock Unit Agreement (the “Agreement”).
I.NOTICE OF GRANT
Name:
Address:
The undersigned Participant has been granted an Award of Restricted Stock Units, subject to the terms and conditions of the Plan and this Agreement, as follows (each of the following capitalized terms are defined terms having the meaning indicated below):
Date of Grant                _________________________________
Number of Restricted Stock Units        _________________________________

Time-Based Vesting Criteria	The time-based vesting criteria will be satisfied with respect to [_________]% of the shares underlying the RSUs on each of the [_________] anniversaries of the Date of Grant.
II.    AGREEMENT
1.    Grant of RSUs. Danaher Corporation (the “Company”) hereby grants to the Participant named in this Grant Notice (the “Participant”), an Award of Restricted Stock Units (“RSUs”) subject to the terms and conditions of this Agreement and the Plan, which are incorporated herein by reference.
2.    Vesting.
(a)    Vesting Schedule. Except as may otherwise be set forth in this Agreement or in the Plan, with respect to each Tranche of RSUs granted under this Agreement (a “Tranche” consists of all RSUs as to which the Time-Based Vesting Criteria are scheduled to be satisfied on the same date), the Tranche shall not vest unless the Participant continues to be actively employed with the Company or an Eligible Subsidiary for the period required to satisfy the Time-Based Vesting Criteria applicable to such Tranche (the date on which the Time-Based Vesting Criteria applicable to a Tranche are scheduled to be satisfied is the “Time-Based Vesting Date”). Vesting shall be determined separately for each Tranche. The Time-Based Vesting Criteria applicable to any Tranche are referred to as “Vesting Conditions,” and the date upon which all Vesting Conditions applicable to that Tranche are satisfied is referred to as the “Vesting Date” for such Tranche. The Vesting Conditions shall be established by the Compensation Committee (the “Committee”) of the Company’s Board of Directors (or by one or more members of Company management, if such power has been delegated in accordance with the Plan and applicable law) and reflected in the account maintained for the Participant by an external third party administrator of the RSUs. Further, during any approved leave of absence (and without limiting the application of any other rules governing leaves of absence that the Committee may approve from time to time pursuant to the Plan), to the extent permitted by applicable law, the Committee shall have discretion to provide that the vesting of the RSUs shall be frozen as of the first day of the leave (or as of any subsequent day during such leave, as applicable) and shall not resume until and unless the Participant returns to active employment.
(b)    Reserved.
(c)    Fractional RSU Vesting. In the event the Participant is vested in a fractional portion of an RSU (a “Fractional Portion”), such Fractional Portion will be rounded up and converted into a whole share of Company Common Stock (“Share”) and issued to the Participant; provided that to the extent rounding a fractional share up would result in the imposition of either (i) individual tax and penalty interest charges imposed under Section 409A of the Internal Revenue Code of 1986 (“Section 409A”), or (ii) adverse tax consequences if the Participant is located outside of the United States, the fractional share will be rounded down without the payment of any consideration in respect of such fractional share.

(d)    Addenda. The provisions of Addendum A, Addendum B, Addendum C and Addendum D are incorporated by reference herein and made a part of this Agreement, and to the extent any provision in Addendum A, Addendum B, Addendum C or Addendum D conflicts with any provision set forth elsewhere in this Agreement (including without limitation any provisions relating to Retirement), the provision set forth in Addendum A, Addendum B, Addendum C or Addendum D, as applicable, shall control.
3.    Form and Timing of Payment; Conditions to Issuance of Shares.
(a)    Form and Timing of Payment. The Award of RSUs represents the right to receive a number of Shares equal to the number of RSUs that vest pursuant to the Vesting Conditions. Unless and until the RSUs have vested in the manner set forth in Sections 2 and 4, the Participant shall have no right to payment of any such RSUs. Prior to actual issuance of any Shares underlying the RSUs, such RSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company. Subject to the other terms of the Plan and this Agreement, with respect to any Tranche that vests in accordance with Sections 2 and 4, the underlying Shares will be paid to the Participant in whole Shares within 90 days of the Vesting Date for that Tranche. The Shares shall not be issued under the Plan unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. The Committee may require the Participant to take any reasonable action in order to comply with any such rules or regulations.
(b)    Acknowledgment of Potential Securities Law Restrictions. Unless a registration statement under the Securities Act covers the Shares issued upon vesting of an RSU, the Committee may require that the Participant agree in writing to acquire such Shares for investment and not for public resale or distribution, unless and until the Shares subject to the RSUs are registered under the Securities Act. The Committee may also require the Participant to acknowledge that he or she shall not sell or transfer such Shares except in compliance with all applicable laws, and may apply such other restrictions as it deems appropriate. The Participant acknowledges that the U.S. federal securities laws prohibit trading in the stock of the Company by persons who are in possession of material, non-public information, and also acknowledges and understands the other restrictions set forth in the Company’s Insider Trading Policy.
4.    Termination.
(a)    General. In the event the Participant’s active employment or other active service-providing relationship, as applicable, with the Company or an Eligible Subsidiary terminates (the date of any such termination is referred to as the “Termination Date”) for any reason (other than death, Early Retirement or Normal Retirement) whether or not in breach of applicable labor laws, unless contrary to applicable law and unless otherwise provided by the Administrator either initially or subsequent to the grant of the RSUs, all RSUs that are unvested as of the Termination Date shall automatically terminate as of the Termination Date and the Participant’s right to receive further RSUs under the Plan shall also terminate as of the Termination Date. The Committee shall have discretion to determine whether the Participant has ceased to be actively employed by (or, if the Participant is a consultant or director, has ceased actively providing services to) the Company or an Eligible Subsidiary, and the effective date on which such active employment (or active service-providing relationship, as applicable) terminated. The Participant’s active employer-employee or other active service-providing relationship, as applicable, will not be extended by any notice period mandated under applicable law (e.g., active employment shall not include a period of “garden leave,” paid administrative leave or similar period pursuant to applicable law). Unless the Committee provides otherwise (1) termination of the Participant’s employment will include instances in which the Participant is terminated and immediately rehired as an independent contractor, and (2) the spin‑off, sale, or disposition of the Participant’s employer from the Company or an Eligible Subsidiary (whether by transfer of shares, assets or otherwise) such that the Participant’s employer no longer constitutes an Eligible Subsidiary will constitute a termination of employment or service.
(b)    Death. In the event the Participant’s active employment or other active service-providing relationship with the Company or an Eligible Subsidiary terminates as a result of death, unless contrary to applicable law and unless otherwise provided by the Administrator either initially or subsequent to the grant of the RSUs, the Participant’s estate will become vested in a pro rata amount of each unvested Tranche based on the number of complete twelve-month periods between the Date of Grant and the date of the Participant’s death divided by the total number of twelve-month periods between the Date of Grant and the Time-Based Vesting Date applicable to such Tranche. Notwithstanding anything in the Plan or this Agreement to the contrary, for purposes of this Section, any partial twelve-month period between the Date of Grant and the date of death shall be considered a complete twelve-month period and any Fractional Portion that results from applying the pro rata methodology shall be rounded up to a whole Share.
(c)    Retirement.

(i)    Upon termination of employment (or other active service-providing relationship, as applicable) by reason of the Participant’s Early Retirement, unless contrary to applicable law and unless otherwise provided by the Committee either initially or subsequent to the grant of RSUs, with respect to each Tranche that is unvested as of the Early Retirement date, a pro-rata portion of such Tranche (i.e. based on the ratio of (x) the number of full or partial months worked by the Participant from the Date of Grant to the Early Retirement date to (y) the total number of months in the original time-based vesting schedule of such Tranche) will vest as of the Time-Based Vesting Date for such Tranche.
(ii)    Upon termination of employment (or other active service-providing relationship) by reason of the Participant’s Normal Retirement, unless contrary to applicable law and unless otherwise provided by the Committee either initially or subsequent to the grant of the RSUs, with respect to each Tranche that is unvested as of the Normal Retirement date, such Tranche will vest as of the Time-Based Vesting Date for such Tranche.
(d)    Gross Misconduct. If the Participant’s employment with the Company or an Eligible Subsidiary is terminated for Gross Misconduct as determined by the Administrator, the Administrator in its sole discretion may provide that all, or any portion specified by the Administrator, of the Participant’s unvested RSUs shall automatically terminate as of the time of termination without consideration. The Participant acknowledges and agrees that the Participant’s termination of employment shall also be deemed to be a termination of employment by reason of the Participant’s Gross Misconduct if, after the Participant’s employment has terminated, facts and circumstances are discovered or confirmed by the Company that would have justified a termination for Gross Misconduct.
(e)    Violation of Post-Termination Covenant. To the extent that any of the Participant’s RSUs remain outstanding under the terms of the Plan or this Agreement after the Termination Date, such RSUs shall expire as of the date the Participant violates any covenant not to compete or other post-termination covenant that exists between the Participant on the one hand and the Company or any Subsidiary of the Company, on the other hand.
(f)    Substantial Corporate Change. Upon a Substantial Corporate Change, the Participant’s unvested RSUs will terminate unless provision is made in writing in connection with such transaction for the assumption or continuation of the RSUs, or the substitution for such RSUs of any options or grants covering the stock or securities of a successor employer corporation, or a parent or subsidiary of such successor, with appropriate adjustments as to the number and kind of shares of stock and prices, in which event the RSUs will continue in the manner and under the terms so provided.
5.    Non-Transferability of RSUs. Unless the Committee determines otherwise in advance in writing, RSUs may not be transferred in any manner otherwise than by will or by the applicable laws of descent or distribution. The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs and permitted successors and assigns of the Participant.
6.    Amendment of RSUs or Plan.
(a)    The Plan and this Agreement constitute the entire understanding of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof. The Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. The Board may amend, modify or terminate the Plan or the RSUs in any respect at any time; provided, however, that modifications to this Agreement or the Plan that materially and adversely affect the Participant’s rights hereunder can be made only in an express written contract signed by the Company and the Participant. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement and the Participant’s rights under outstanding RSUs as it deems necessary or advisable, in its sole discretion and without the consent of the Participant, (1) upon a Substantial Corporate Change, (2) as required by law, or (3) to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection with the RSUs.
(b)    The Participant acknowledges and agrees that if the Participant changes classification from a full-time employee to a part-time employee the Committee may in its sole discretion reduce or eliminate the Participant’s unvested RSUs.
7.    Tax Obligations.
(a)    Withholding Taxes. Regardless of any action the Company or any Eligible Subsidiary employing the Participant (the “Employer”) takes with respect to any or all federal, state, local or foreign income tax, social insurance, payroll tax, payment on account or other Tax Related-Items (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax Related-Items associated with the RSUs is and remains the Participant’s responsibility and that the Company and the Employer (i) make no representations or undertakings regarding the treatment of any Tax Related-Items in connection with any aspect of the RSUs, including, but not limited to, the grant or vesting of the RSUs, the delivery of Shares, the subsequent sale of Shares acquired at vesting and the receipt of any dividends or dividend equivalents; and (ii) do not commit to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate the Participant’s liability for Tax Related-Items. Further, if the Participant is subject to tax in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax Related-Items in more than one jurisdiction.
(i)    This Section 7(a)(i) shall apply to the Participant only if the Participant is not subject to Section 16 of the Securities Exchange Act of 1934 as of the date the relevant RSU first becomes includible in the gross income of the Participant for purposes of Tax Related-Items. The Participant shall, no later than the date as of which the value of an RSU first becomes includible in the gross income of the Participant for purposes of Tax Related-Items, pay to the Company and/or the Employer, or make arrangements satisfactory to the Administrator regarding payment of, all Tax Related-Items required by applicable law to be withheld by the Company and/or the Employer with respect to the RSU.  The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company and/or the Employer shall, to the extent permitted by applicable law, have the right to deduct any such Tax Related-Items from any payment of any kind otherwise due to the Participant.  The Company shall have the right to require the Participant to remit to the Company an amount in cash sufficient to satisfy any applicable withholding requirements related thereto.  With the approval of the Administrator, the Participant may satisfy the foregoing requirement by either (i) electing to have the Company withhold from delivery of Shares or (ii) delivering already owned unrestricted Shares, in each case, having a value equal to the minimum amount of tax required to be withheld (or such other rate that will not cause adverse accounting consequences for the Company).  Any such Shares shall be valued at their Fair Market Value on the date as of which the amount of Tax Related-Items to be withheld is determined.  Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to the RSUs.  The Company may also use any other method or combination of methods of obtaining the necessary payment or proceeds, as permitted by applicable law, to satisfy its withholding obligation with respect to any RSU.
(ii)    This Section 7(a)(ii) shall apply to the Participant only if the Participant is subject to Section 16 of the Securities Exchange Act of 1934 as of the date the relevant RSU first becomes includible in the gross income of the Participant for purposes of Tax Related-Items. All Tax Related-Items legally payable by the Participant in respect of the RSUs shall be satisfied by the Company, withholding a number of the Shares that would otherwise be delivered to the Participant upon the vesting or settlement of the RSUs with a Fair Market Value, determined as of the date of the relevant taxable event, equal to the minimum statutory withholding amount that applies to the Participant, rounded up to the nearest whole share (“Net Settlement”). The Net Settlement mechanism described in this paragraph was approved by the Committee prior to the Date of Grant in a manner intended to constitute “approval in advance” by the Committee for purposes of Rule 16b3-(e) under the Securities Exchange Act of 1934, as amended.
(iii)    If the obligation for Tax Related-Items is satisfied by net settlement, for tax purposes, the Participant shall be deemed to have been issued the full number of Shares issued upon vesting of the RSUs notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax Related-Items.
(b)    Code Section 409A. Payments made pursuant to this Plan and the Agreement are intended to qualify for an exemption from or comply with Section 409A. Notwithstanding any provision in this Agreement, the Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify the Plan and/or this Agreement to ensure that all RSUs granted to Participants who are United States taxpayers are made in such a manner that either qualifies for exemption from or complies with Section 409A; provided, however, that the Company makes no representations that the Plan or the RSUs shall be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to the Plan or any RSUs granted thereunder. If this Agreement fails to meet the requirements of Section 409A, neither the Company nor any of its Eligible Subsidiaries shall have any liability for any tax, penalty or interest imposed on the Participant by Section 409A, and the Participant shall have no recourse against the Company or any of its Eligible Subsidiaries for payment of any such tax, penalty or interest imposed by Section 409A.
Notwithstanding anything to the contrary in this Agreement, these provisions shall apply to any payments and benefits otherwise payable to or provided to the Participant under this Agreement. For purposes of Section 409A, each “payment” (as defined by Section 409A) made under this Agreement shall be considered a “separate payment.” In addition, for purposes of Section 409A, payments shall be deemed exempt from the definition of deferred compensation under Section 409A to the fullest extent possible under (i) the “short-term deferral” exemption of Treasury Regulation § 1.409A-1(b)(4), and (ii) (with respect to amounts paid as separation pay no later than the second calendar year following the calendar year containing the Participant’s “separation from service” (as defined for purposes of Section 409A)) the “two years/two-times” involuntary separation pay exemption of Treasury Regulation § 1.409A-1(b)(9)(iii), which are hereby incorporated by reference.

For purposes of making a payment under this Agreement, if any amount is payable as a result of a Substantial Corporate Change, such event must also constitute a “change in ownership or effective control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A.
If the Participant is a “specified employee” as defined in Section 409A (and as applied according to procedures of the Company and its Subsidiaries) as of his or her separation from service, to the extent any payment under this Agreement constitutes deferred compensation (after taking into account any applicable exemptions from Section 409A), and such payment is payable by reason of a separation from service, then to the extent required by Section 409A, no payments due under this Agreement may be made until the earlier of: (i) the first day of the seventh month following the Participant’s separation from service, or (ii) the Participant’s date of death; provided, however, that any payments delayed during this six-month period shall be paid in the aggregate in a lump sum, without interest, on the first day of the seventh month following the Participant’s separation from service.
8.    Rights as Shareholder. Until all requirements for vesting of the RSUs pursuant to the terms of this Agreement and the Plan have been satisfied, the Participant shall not be deemed to be a shareholder of the Company, and shall have no dividend rights or voting rights with respect to the RSUs or any Shares underlying or issuable in respect of such RSUs until such Shares are actually issued to the Participant.
9.    No Employment Contract. Nothing in the Plan or this Agreement constitutes an employment contract between the Company and the Participant and this Agreement shall not confer upon the Participant any right to continuation of employment with the Company or any of its Eligible Subsidiaries, nor shall this Agreement interfere in any way with the Company’s or any of its Eligible Subsidiaries right to terminate the Participant’s employment or at any time, with or without cause (subject to any employment agreement the Participant may otherwise have with the Company or an Eligible Subsidiary thereof and/or applicable law).
10.    Board Authority. The Board and/or the Committee shall have the power to interpret this Agreement and to adopt such rules for the administration, interpretation and application of the Agreement as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether any RSUs have vested). All interpretations and determinations made by the Board and/or the Committee in good faith shall be final and binding upon the Participant, the Company and all other interested persons and such determinations of the Board and/or the Committee do not have to be uniform nor do they have to consider whether Plan participants are similarly situated.
11.    Headings. The captions used in this Agreement and the Plan are inserted for convenience and shall not be deemed to be a part of the RSUs for construction and interpretation.
12.    Electronic Delivery.
(a)    If the Participant executes this Agreement electronically, for the avoidance of doubt, the Participant acknowledges and agrees that his or her execution of this Agreement electronically (through an on-line system established and maintained by the Company or a third party designated by the Company, or otherwise) shall have the same binding legal effect as would execution of this Agreement in paper form. The Participant acknowledges that upon request of the Company he or she shall also provide an executed, paper form of this Agreement.
(b)    If the Participant executes this Agreement in paper form, for the avoidance of doubt the parties acknowledge and agree that it is their intent that any agreement previously or subsequently entered into between the parties that is executed electronically shall have the same binding legal effect as if such agreement were executed in paper form.
(c)    If the Participant executes this Agreement multiple times (for example, if the Participant first executes this Agreement in electronic form and subsequently executes this Agreement in paper form), the Participant acknowledges and agrees that (i) no matter how many versions of this Agreement are executed and in whatever medium, this Agreement only evidences a single Award relating to the number of RSUs set forth in the Grant Notice and (ii) this Agreement shall be effective as of the earliest execution of this Agreement by the parties, whether in paper form or electronically, and the subsequent execution of this Agreement in the same or a different medium shall in no way impair the binding legal effect of this Agreement as of the time of original execution.
(d)    The Company may, in its sole discretion, decide to deliver by electronic means any documents related to the RSUs, to participation in the Plan, or to future awards granted under the Plan, or otherwise required to be delivered to the Participant pursuant to the Plan or under applicable law, including but not limited to, the Plan, this Agreement, the Plan prospectus and any reports of the Company generally provided to shareholders. Such means of electronic delivery may include, but do not necessarily include, the delivery of a link to the Company’s intranet or the internet site of a third party involved in administering the Plan, the delivery of documents via electronic mail (“e-mail”) or such other means of electronic delivery specified by the Company. By executing this Agreement, the Participant hereby consents to receive such documents by electronic delivery. At the Participant’s written request to the Secretary of the Company, the Company shall provide a paper copy of any document at no cost to the Participant.
13.    Data Privacy. The Company is located at 2200 Pennsylvania Avenue, NW, Suite 800W, Washington, D.C., 20037, United States of America and grants RSUs under the Plan to employees of the Company and its Subsidiaries in its sole discretion. In conjunction with the Company’s grant of the RSUs under the Plan and its ongoing administration of such awards, the Company is providing the following information about its data collection, processing and transfer practices (“Personal Data Activities”). In accepting the grant of the RSUs, the Participant expressly and explicitly consents to the Personal Data Activities as described herein.
(a)    Data Collection, Processing and Usage. The Company collects, processes and uses the Participant’s personal data, including the Participant’s name, home address, email address, and telephone number, date of birth, social insurance number or other identification number, salary, citizenship, job title, any Shares or directorships held in the Company, and details of all RSUs or any other equity compensation awards granted, canceled, exercised, vested, or outstanding in the Participant’s favor, which the Company receives from the Participant or the Employer. In granting the RSUs under the Plan, the Company will collect the Participant’s personal data for purposes of allocating Shares and implementing, administering and managing the Plan. The Company’s legal basis for the collection, processing and usage of the Participant’s personal data is the Participant’s consent.
(b)    Stock Plan Administration Service Provider. The Company transfers the Participant’s personal data to Fidelity Stock Plan Services LLC, an independent service provider based in the United States, which assists the Company with the implementation, administration and management of the Plan (the “Stock Plan Administrator”). In the future, the Company may select a different Stock Plan Administrator and share the Participant’s personal data with another company that serves in a similar manner. The Stock Plan Administrator will open an account for the Participant to receive and trade Shares acquired under the Plan. The Participant will be asked to agree on separate terms and data processing practices with the Stock Plan Administrator, which is a condition to the Participant’s ability to participate in the Plan.
(c)    International Data Transfers. The Company and the Stock Plan Administrator are based in the United States. The Participant should note that the Participant’s country of residence may have enacted data privacy laws that are different from the United States. The Company’s legal basis for the transfer of the Participant’s personal data to the United States is the Participant’s consent.
(d)    Voluntariness and Consequences of Consent Denial or Withdrawal. The Participant’s participation in the Plan and his or her grant of consent is purely voluntary. The Participant may deny or withdraw his or her consent at any time. If the Participant does not consent, or if the Participant later withdraws his or her consent, the Participant may be unable to participate in the Plan. This would not affect the Participant’s existing employment or salary; instead, the Participant merely may forfeit the opportunities associated with the Plan.
(e)    Data Subjects Rights. The Participant may have a number of rights under the data privacy laws in the Participant’s country of residence. For example, the Participant’s rights may include the right to (i) request access or copies of personal data the Company processes, (ii) request rectification of incorrect data, (iii) request deletion of data, (iv) place restrictions on processing, (v) lodge complaints with competent authorities in the Participant’s country of residence, and/or (vi) request a list with the names and addresses of any potential recipients of the Participant’s personal data. To receive clarification regarding the Participant’s rights or to exercise his or her rights, the Participant should contact his or her local human resources department.
14.    Waiver of Right to Jury Trial. EACH PARTY, TO THE FULLEST EXTENT PERMITTED BY LAW, WAIVES ANY RIGHT OR EXPECTATION AGAINST THE OTHER TO TRIAL OR ADJUDICATION BY A JURY OF ANY CLAIM, CAUSE OR ACTION ARISING WITH RESPECT TO THE RSUS OR HEREUNDER, OR THE RIGHTS, DUTIES OR LIABILITIES CREATED HEREBY.
15.    Agreement Severable. In the event that any provision of this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.
16.    Governing Law and Venue. The laws of the State of Delaware (other than its choice of law provisions) shall govern this Agreement and its interpretation. For purposes of litigating any dispute that arises with respect to the RSUs, this Agreement or the Plan, the parties hereby submit to and consent to the jurisdiction of the State of Delaware, and agree that such litigation shall be conducted in the courts of New Castle County, or the United States Federal court for the District of Delaware, and no other courts; and waive, to the fullest extent permitted by law, any objection that the laying of the venue of any legal or equitable proceedings related to, concerning or arising from such dispute which is brought in any such court is improper or that such proceedings have been brought in an inconvenient forum. Any claim under the Plan, this Agreement or the RSUs must be commenced by the Participant within twelve (12) months of the earliest date on which the Participant’s claim first arises, or the Participant’s cause of action accrues, or such claim will be deemed waived by the Participant.
17.    Nature of RSUs. In accepting the RSUs, the Participant acknowledges and agrees that:
(a)    the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)    the award of RSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future awards of RSUs or benefits in lieu of RSUs, even if RSUs have been awarded in the past;
(c)    all decisions with respect to future equity awards, if any, shall be at the sole discretion of the Company;
(d)    the Participant’s participation in the Plan is voluntary;
(e)    the award of RSUs and the Shares subject to the RSUs, and the income from and value of same, are an extraordinary item that (i) does not constitute compensation of any kind for services of any kind rendered to the Company or any Subsidiary, and (ii) is outside the scope of the Participant’s employment or service contract, if any;
(f)    the award of RSUs and the Shares subject to the RSUs, and the income from and value of same are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or any Subsidiary;
(g)    the award of RSUs and any Shares acquired under the Plan, and the income from and value of same, are not intended to replace or supplement any pension rights or compensation
(h)    unless otherwise expressly agreed with the Company, the RSUs and the Shares subject to the RSUs, and the income from and value of same, are not granted as consideration for, or in connection with, any service the Participant may provide as a director of any Subsidiary;
(i)    the future value of the underlying Shares is unknown and cannot be predicted with certainty;
(j)    the value of the Shares acquired upon vesting/settlement of the RSUs may increase or decrease in value;
(k)    in consideration of the award of RSUs, no claim or entitlement to compensation or damages shall arise from termination of the RSUs or from any diminution in value of the RSUs or the Shares upon vesting of the RSUs resulting from termination of the Participant’s employment or continuous service with the Company or any Subsidiary (for any reason whatsoever and whether or not in breach of applicable labor laws of the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any), and in consideration of the grant of the RSUs, the Participant agrees not to institute any claim against the Company or any Subsidiary; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement/electronically accepting this Agreement, Participant shall be deemed to have irrevocably waived the Participant’s entitlement to pursue or seek remedy for any such claim; and
(l)    neither the Company, the Employer nor any other Eligible Subsidiary shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the RSUs or of any amounts due to the Participant pursuant to the settlement of the RSUs or the subsequent sale of any Shares acquired upon vesting.
18.    Language.    The Participant acknowledges that he or she is proficient in the English language and understands the terms of this Agreement. If the Participant has received the Plan, this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control, unless otherwise prescribed by applicable law.

19.    Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
20.    Waiver. The Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Participant or any other participant.
21.    Insider Trading/Market Abuse Laws. By accepting the RSUs, the Participant acknowledges that the Participant is bound by all the terms and conditions of any Company insider trading policy as may be in effect from time to time. The Participant further acknowledges that, depending on the Participant’s country, the Participant may be or may become subject to insider trading restrictions and/or market abuse laws, which may affect the Participant’s ability to accept, acquire, sell or otherwise dispose of Shares, rights to Shares (e.g., RSUs) or rights linked to the value of Shares under the Plan during such times as the Participant is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant placed before the Participant possessed inside information. Furthermore, the Participant could be prohibited from (i) disclosing the inside information to any third party, which may include fellow employees and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any Company insider trading policy as may be in effect from time to time. The Participant acknowledges that it is the Participant’s personal responsibility to comply with any applicable restrictions, and the Participant should speak to his or her personal advisor on this matter.
22.    Legal and Tax Compliance; Cooperation. If the Participant resides or is employed outside of the United States, the Participant agrees, as a condition of the grant of the RSUs, to repatriate all payments attributable to the Shares and/or cash acquired under the Plan (including, but not limited to, dividends and any proceeds derived from the sale of Shares acquired pursuant to the RSUs) if required by and in accordance with local foreign exchange rules and regulations in the Participant ’s country of residence (and country of employment, if different). In addition, the Participant also agrees to take any and all actions, and consent to any and all actions taken by the Company and its Eligible Subsidiaries, as may be required to allow the Company and its Eligible Subsidiaries to comply with local laws, rules and regulations in the Participant’s country of residence (and country of employment, if different). Finally, the Participant agrees to take any and all actions as may be required to comply with the Participant’s personal legal and tax obligations under local laws, rules and regulations in the Participant ’s country of residence (and country of employment, if different).
23.    Private Offering. The grant of the RSUs is not intended to be a public offering of securities in the Participant’s country of residence (and country of employment, if different). The Company has not submitted any registration statement, prospectus or other filing with the local securities authorities with respect to the grant of the RSUs (unless otherwise required under local law). No employee of the Company is permitted to advise the Participant on whether the Participant should acquire Shares under the Plan or provide the Participant with any legal, tax or financial advice with respect to the grant of the RSUs. Investment in Shares involves a degree of risk. Before deciding to acquire Shares pursuant to the RSUs, the Participant should carefully consider all risk factors and tax considerations relevant to the acquisition of Shares under the Plan or the disposition of them. Further, the Participant should carefully review all of the materials related to the RSUs and the Plan, and the Participant should consult with the Participant’s personal legal, tax and financial advisors for professional advice in relation to the Participant’s personal circumstances.
24.    Foreign Asset/Account Reporting Requirements and Exchange Controls. The Participant’s country may have certain foreign asset/ account reporting requirements and exchange controls which may affect the Participant’s ability to acquire or hold Shares under the Plan or cash received from participating in the Plan (including any dividends paid on Shares, sale proceeds resulting from the sale of Shares acquired under the Plan) in a brokerage or bank account outside the Participant’s country. The Participant may be required to report such accounts, assets, or transactions to the tax or other authorities in the Participant’s country. The Participant may be required to repatriate sale proceeds or other funds received as a result of the Participant’s participation in the Plan to the Participant’s country through a designated bank or broker within a certain time after receipt. The Participant acknowledges that it is the Participant’s responsibility to be compliant with such regulations and the Participant should consult his or her personal legal advisor for any details.
25.    Addendum B. Notwithstanding any provisions in the Agreement, the RSUs and any Shares subject to the RSUs shall be subject to any special terms and conditions for the Participant’s country of employment and country of residence, if different, as set forth in Addendum B. Moreover, if the Participant relocates to one of the countries including in Addendum B, the special terms and conditions for such country will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons and provided the imposition of the term or condition will not result in any adverse accounting expense with respect to the RSUs (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Participant’s transfer). Addendum B constitutes part of this Agreement.
26.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the RSUs and on any Shares subject to the RSUs, to the extent the Company determines it is necessary or advisable for legal or administrative reasons and provided the imposition of the term or condition will not result in any adverse accounting expense to the Company, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
27.    Recoupment. The RSUs granted pursuant to this Agreement are subject to the terms of the Danaher Corporation Recoupment Policy in the form approved by the Committee from time to time (including any successor thereto, the “Policy”) if and to the extent such Policy by its terms applies to the RSUs, and to the terms required by applicable law; and the terms of the Policy and such applicable law are incorporated by reference herein and made a part hereof. For purposes of the foregoing, the Participant expressly and explicitly authorizes the Company to issue instructions, on the Participant’s behalf, to any brokerage firm and/or third party administrator engaged by the Company to hold the Participant’s Shares and other amounts acquired pursuant to the Participant’s RSUs, to re-convey, transfer or otherwise return such Shares and/or other amounts to the Company upon the Company’s enforcement of the Policy. To the extent that the Agreement and the Policy conflict, the terms of the Policy shall prevail.
28.    Notices. The Company may, directly or through its third party stock plan administrator, endeavor to provide certain notices to the Participant regarding certain events relating to awards that the Participant may have received or may in the future receive under the Plan, such as notices reminding the Participant of the vesting or expiration date of certain awards. The Participant acknowledges and agrees that (1) the Company has no obligation (whether pursuant to this Agreement or otherwise) to provide any such notices; (2) to the extent the Company does provide any such notices to the Participant the Company does not thereby assume any obligation to provide any such notices or other notices; and (3) the Company, its Subsidiaries and the third party stock plan administrator have no liability for, and the Participant has no right whatsoever (whether pursuant to this Agreement or otherwise) to make any claim against the Company, any of its Subsidiaries or the third party stock plan administrator based on any allegations of, damages or harm suffered by the Participant as a result of the Company’s failure to provide any such notices or the Participant’s failure to receive any such notices. The Participant further agrees to notify the Company upon any change in his or her residence address.
29.    Limitations on Liability. Notwithstanding any other provisions of the Plan or this Agreement, no individual acting as a director, employee, or agent of the Company or any of its Subsidiaries will be liable to the Participant or the Participant’s spouse, beneficiary, or any other person or entity for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable because of any contract or other instrument he or she executes in such other capacity. No member of the Board or of the Committee will be liable for any action or determination (including, but limited to, any decision not to act) made in good faith with respect to the Plan or any RSUs.
30.    Consent and Agreement With Respect to Plan. The Participant (a) acknowledges that the Plan and the prospectus relating thereto are available to the Participant on the website maintained by the Company’s third party stock plan administrator; (b) represents that he or she has read and is familiar with the terms and provisions thereof, has had an opportunity to obtain the advice of counsel of his or her choice prior to executing this Agreement and fully understands all provisions of the Agreement and the Plan; (c) accepts these RSUs subject to all of the terms and provisions thereof; (d) consents and agrees to all amendments that have been made to the Plan since it was adopted in 2007 (and for the avoidance of doubt consents and agrees to each amended term reflected in the Plan as in effect on the date of this Agreement), and consents and agrees that all options and restricted stock units, if any, held by the Participant that were previously granted under the Plan as it has existed from time to time are now governed by the Plan as in effect on the date of this Agreement (except to the extent the Committee has expressly provided that a particular Plan amendment does not apply retroactively); and (e) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Agreement.

[If the Agreement is signed in paper form, complete and execute the following:]

PARTICIPANT	DANAHER CORPORATION

Signature	Signature

Print Name	Print Name

Title

Residence Address

Declaration of Data Privacy Consent. By providing the additional signature below, the undersigned explicitly declares his or her consent to the data processing operations described in Section 13 of this Agreement. This includes, without limitation, the transfer of the Participant’s personal data to, and the processing of such data by, the Company, the Employer or, as the case may be, the Stock Plan Administrator in the United States. The undersigned may withdraw his or her consent at any time, with future effect and for any or no reason as described in Section 13 of this Agreement.

PARTICIPANT:

Signature

ADDENDUM A
This Addendum includes additional terms and conditions that govern the RSUs granted to the Participant if the Participant works and/or resides in one of the countries listed herein. Capitalized terms used but not defined herein shall have the same meanings ascribed to them in the Grant Notice, the Agreement or the Plan.
This Addendum may also include information regarding exchange controls, tax and certain other issues of which the Participant should be aware with respect to the Participant’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect as of November 2018. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Participant not rely on the information contained herein as the only source of information relating to the consequences of the Participant’s participation in the Plan because the information may be out of date at the time the Participant vests in the RSUs or sells Shares acquired under the Plan.
In addition, this Addendum is general in nature and may not apply to the Participant’s particular situation, and the Company is not in a position to assure the Participant of any particular result. Accordingly, the Participant should seek appropriate professional advice as to how the relevant laws in the Participant’s country apply to the Participant’s specific situation.
If the Participant is a citizen or resident (or is considered as such for local tax purposes) of a country other than the one in which the Participant is currently residing and/or working, or if the Participant transfers employment and/or residency to another country after the grant of the RSUs, the information contained herein may not be applicable to the Participant in the same manner.

EUROPEAN UNION (“EU”) / EUROPEAN ECONOMIC AREA (“EEA”)
Data Privacy
If the Participant resides and/or is employed in the EU / EEA, the following provision replaces Section 13 of the Agreement:
The Company is located at 2200 Pennsylvania Avenue, NW, Suite 800W, Washington, D.C., 20037, United States of America and grants RSUs under the Plan to employees of the Company and its Subsidiaries in its sole discretion. The Participant should review the following information about the Company’s data processing practices.
(a)    Data Collection, Processing and Usage. Pursuant to applicable data protection laws, the Participant is hereby notified that the Company collects, processes, and uses certain personally-identifiable information about the Participant; specifically, including the Participant’s name, home address, email address and telephone number, date of birth, social insurance number or other identification number, salary, citizenship, job title, any Shares or directorships held in the Company, and details of all RSUs or any other equity compensation awards granted, canceled, exercised, vested, or outstanding in the Participant’s favor, which the Company receives from the Participant or the Employer. In granting the RSUs under the Plan, the Company will collect the Participant’s personal data for purposes of allocating Shares and implementing, administering and managing the Plan. The Company collects, processes and uses the Participant’s personal data pursuant to the Company’s legitimate interest of managing the Plan and generally administering employee equity awards and to satisfy its contractual obligations under the terms of this Agreement. The Participant’s refusal to provide personal data may affect the Participant’s ability to participate in the Plan. As such, by participating in the Plan, the Participant voluntarily acknowledges the collection, processing and use, of the Participant’s personal data as described herein.
(b)    Stock Plan Administration Service Provider. The Company transfers participant data to Fidelity Stock Plan Services LLC, an independent service provider based in the United States, which assists the Company with the implementation, administration and management of the Plan (the “Stock Plan Administrator”). In the future, the Company may select a different Stock Plan Administrator and share the Participant’s personal data with another company that serves in a similar manner. The Stock Plan Administrator will open an account for the Participant to receive and trade Shares acquired under the Plan. The Participant will be asked to agree on separate terms and data processing practices with the Stock Plan Administrator, which is a condition to the Participant’s ability to participate in the Plan.
(c)    International Data Transfers. The Company and the Stock Plan Administrator are based in the United States. The Company can only meet its contractual obligations to the Participant if the Participant’s personal data is transferred to the United States. The Company’s legal basis for the transfer of the Participant’s personal data to the United States is to satisfy its contractual obligations under the terms of this Agreement and/or its use of the standard data protection clauses adopted by the EU Commission.
(d)    Data Retention. The Company will use the Participant’s personal data only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan or as required to comply with legal or regulatory obligations, including under tax and securities laws. When the Company no longer needs the Participant’s personal data, the Company will remove it from its systems. If the Company keeps the Participant’s data longer, it would be to satisfy legal or regulatory obligations and the Company’s legal basis would be for compliance with relevant laws or regulations.
(e)    Data Subjects Rights. The Participant may have a number of rights under data privacy laws in the Participant’s country of residence. For example, the Participant’s rights may include the right to (i) request access or copies of personal data the Company processes, (ii) request rectification of incorrect data, (iii) request deletion of data, (iv) place restrictions on processing, (v) lodge complaints with competent authorities in the Participant’s country of residence, and/or (vi) request a list with the names and addresses of any potential recipients of the Participant’s personal data. To receive clarification regarding the Participant’s rights or to exercise his or her rights, the Participant should contact his or her local human resources department.
ARGENTINA
Labor Law Acknowledgement
This provision supplements Section 17 of the Agreement:
In accepting the RSUs, the Participant acknowledges and agrees that the grant of RSUs is made by the Company (not the Employer) in its sole discretion and that the value of the RSUs or any Shares acquired under the Plan shall not constitute salary or wages for any purpose under Argentine labor law, including, but not limited to, the calculation of (i) any labor benefits including, without limitation, vacation pay, thirteenth salary, compensation in lieu of notice, annual bonus, disability, and leave of absence payments, etc., or (ii) any termination or severance indemnities or similar payments.
If, notwithstanding the foregoing, any benefits under the Plan are considered as salary or wages for any purpose under Argentine labor law, the Participant acknowledges and agrees that such benefits shall not accrue more frequently than on the relevant Vesting Date(s).
Securities Law Notice
The Participant understands that neither the grant of the RSUs nor Shares issued pursuant to the RSUs constitute a public offering as defined by the Law N° 17,811, or any other Argentine law. The offering of the RSUs is a private placement and the underlying Shares are not listed on any stock exchange in Argentina. As such, the offering is not subject to the supervision of any Argentine governmental authority.
Foreign Asset/Account Reporting Information
If the Participant holds the Shares as of December 31 of any year, the Participant is required to report the holding of the Shares on his or her personal tax return for the relevant year.
AUSTRALIA
RSUs Conditioned on Satisfaction of Regulatory Obligations
If the Participant is (a) a director of a Subsidiary incorporated in Australia, or (b) a person who is a management-level executive of a Subsidiary incorporated in Australia and who also is a director of a Subsidiary incorporated outside of Australia, the grant of the RSUs is conditioned upon satisfaction of the shareholder approval provisions of section 200B of the Corporations Act 2001 (Cth) in Australia.
Australian Offer Document
The Participant understands that the offering of the Plan in Australia is intended to qualify for exemption from the prospectus requirements under Class Order 14/1000 issued by the Australian Securities and Investments Commission. Participation in the Plan is subject to the terms and conditions set forth in the Australian Offer Document, (which is attached hereto as Addendum C), the Plan and this Agreement provided to the Participant.
Termination
Section 4(c) of this Agreement (Retirement) shall not apply to any Participant who as of the Date of Grant is on permanent, non-temporary assignment in Australia. Instead, the provisions of Section 4(a) (General), shall apply, notwithstanding the provisions therein regarding Early Retirement and Normal Retirement to the contrary.
Tax Information
The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) (the “Act”) applies (subject to the conditions in that Act).
Exchange Control Notice
Exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers of any amount. The Australian bank assisting with the transaction will file the report for the Participant. If there is no Australian bank involved in the transfer, the Participant will be responsible for filing the report.
AUSTRIA
Termination
Section 4(c)(i) of this Agreement (regarding Early Retirement) shall not apply to any Participant who as of the Date of Grant is on permanent, non-temporary assignment in Austria. Instead, the provisions of Section 4(a) (General), shall apply, notwithstanding the provisions therein regarding Early Retirement to the contrary.
For purposes of applying the Plan and Section 4(c)(ii) of this Agreement (regarding Normal Retirement) to such Participant, the definition of “Normal Retirement” set forth in the Plan shall not apply and instead “Normal Retirement” shall mean such Participant’s attainment of the statutory retirement age in Austria. In the absence of a statutory retirement age in such jurisdiction, “Normal Retirement” shall mean attainment of the customary age for retirement in Austria.

Notwithstanding the foregoing, in the event that subsequent to the Date of Grant such Participant works in a jurisdiction other than in Austria, if required to comply with applicable law, the Committee shall have sole and absolute discretion to instead apply to such Participant the retirement provisions of this Agreement that are applicable in such other jurisdiction.
Exchange Control Notice
If the Participant holds Shares acquired under the Plan outside of Austria, the Participant must submit a report to the Austrian National Bank. An exemption applies if the value of the Shares as of any given quarter does not exceed €30,000,000 or as of December 31 does not exceed €5,000,000. If the former threshold is exceeded, quarterly obligations are imposed, whereas if the latter threshold is exceeded, annual reports must be given. The deadline for filing the quarterly report is the 15th day of the month following the end of the respective quarter. The annual reporting date is December 31 and the deadline for filing the annual report is January 31 of the following year.
When the Participant sells Shares acquired under the Plan or receives a dividend payment, there may be exchange control obligations if the cash proceeds are held outside of Austria. If the transaction volume of all accounts abroad exceeds €10,000,000, the movements and balances of all accounts must be reported monthly, as of the last day of the month, on or before the fifteenth day of the following month, on the prescribed form (Meldungen SI-Forderungen und/oder SI-Verpflichtungen).
BELGIUM
Termination
Section 4(c)(i) of this Agreement (regarding Early Retirement) shall not apply to any Participant who as of the Date of Grant is on permanent, non-temporary assignment in Belgium. Instead, the provisions of Section 4(a) (General), shall apply, notwithstanding the provisions therein regarding Early Retirement to the contrary.
For purposes of applying the Plan and Section 4(c)(ii) of this Agreement (regarding Normal Retirement) to such Participant, the definition of “Normal Retirement” set forth in the Plan shall not apply and instead “Normal Retirement” shall mean such Participant’s attainment of the statutory retirement age in Belgium. In the absence of a statutory retirement age in such jurisdiction, “Normal Retirement” shall mean attainment of the customary age for retirement in Belgium.
Notwithstanding the foregoing, in the event that subsequent to the Date of Grant such Participant works in a jurisdiction other than in Belgium, if required to comply with applicable law, the Committee shall have sole and absolute discretion to instead apply to such Participant the retirement provisions of this Agreement that are applicable in such other jurisdiction.
Foreign Asset/Account Reporting Information
The Participant is required to report any securities (e.g., Shares acquired under the Plan) or bank accounts (including brokerage accounts) opened and maintained outside of Belgium on his or her annual tax return. The Participant will also be required to complete a separate report, providing the National Bank of Belgium with details regarding any such account (including the account number, the name of the bank in which such account is held and the country in which such account is located). This report, as well as additional information on how to complete it, can be found on the website of the National Bank of Belgium, www.nbb.be, under Kredietcentrales / Centrales des crédits caption.
Stock Exchange Tax Information
A stock exchange tax applies to transactions executed by a Belgian resident through a non-Belgian financial intermediary, such as a U.S. broker. The stock exchange tax will apply when Shares acquired pursuant to the RSUs are sold. The Participant should consult with a personal tax or financial advisor for additional details on the Participant’s obligations with respect to the stock exchange tax.
Brokerage Account Tax Information
Belgian residents are subject to a brokerage account tax if the average annual value of securities (including Shares acquired under the Plan) held by such resident in a brokerage account exceeds certain thresholds. As the calculation of this tax is complex, the Participant should consult with the Participant’s personal tax or financial advisor for details on the applicability of this tax.
BRAZIL
Labor Law Policy and Acknowledgment

This provision supplements Section 17 of the Agreement:
By accepting the RSUs, the Participant agrees that he or she is (i) making an investment decision; (ii) the Shares will be issued to the Participant only if the Vesting Conditions are met and (iii) the value of the underlying Shares is not fixed and may increase or decrease in value over the vesting period without compensation to the Participant.
Compliance with Law
By accepting the RSUs, the Participant acknowledges that he or she agrees to comply with applicable Brazilian laws and to pay any and all applicable taxes associated with the vesting of the RSUs, and the sale of Shares acquired under the Plan and the receipt of any dividends.
Foreign Asset/Account Reporting Information
If the Participant is a resident or domiciled in Brazil, the Participant may be required to submit an annual declaration of assets and rights held outside of Brazil to the Central Bank of Brazil. If the aggregate value of such assets and rights is US$100,000 or more but less than US$100,000,000, a declaration must be submitted annually. If the aggregate value exceeds US$100,000,000, a declaration must be submitted quarterly.
CANADA
RSUs Payable Only in Shares
RSUs granted to Participants in Canada shall be paid in Shares only. In no event shall any of such RSUs be paid in cash, notwithstanding any discretion contained in the Plan, or any provision in the Agreement to the contrary.
The following two provisions apply if the Participant is a resident of Quebec:
Consent to Receive Information in English
The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be written in English.
Les parties reconnaissent avoir exigé la rédaction en anglais du présent Contrat, ainsi que de tous documents exécutés, avis donnés ou procédures judiciaires intentées, en vertu du, ou liés directement ou indirectement, au présent Contrat.
Data Privacy
The following provision supplements Section 13 of the Agreement:
The Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Participant’s awards under the Plan. The Participant further authorizes the Company, its Subsidiaries, and the Stock Plan Administrator, to disclose and discuss the Participant’s participation in the Plan with their respective advisors. The Participant further authorizes the Company and its Subsidiaries to record such information and to keep such information in his or her employee file.
Securities Law Notice
The Participant is permitted to sell Shares acquired under the Plan through the designated broker appointed under the Plan, if any (or any other broker acceptable to the Company), provided the resale of Shares acquired under the Plan takes place outside of Canada through the facilities of a stock exchange on which the Shares is listed. The Shares are currently listed on the New York Stock Exchange.
Foreign Asset/Account Reporting Information
Foreign property, including the RSUs, Shares acquired under the Plan, and other rights to receive shares of a non-Canadian company held by a Canadian resident must generally be reported annually on a Form T1135 (Foreign Income Verification Statement) if the total cost of the foreign property exceeds C$100,000 at any time during the year. Thus, unvested RSUs must be reported – generally at a nil cost – if the C$100,000 cost threshold is exceeded because the Participant holds other foreign property. When Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares. The ACB would ordinarily equal the fair market value of the Shares at the time of acquisition, but if the Participant owns other shares of the Company, this ACB may need to be averaged with the ACB of the other shares. The Participant should consult his or her personal legal advisor to ensure compliance with applicable reporting obligations.

CHILE
Securities Law Notice
The grant of the RSUs is not intended to be a public offering of securities in Chile but instead is intended to be a private placement.
a)The starting date of the offer will be the Date of Grant (as defined in the Agreement), and this offer conforms to General Ruling No. 336 of the Chilean Commission of the Financial Market (“CMF”);
b)The offer deals with securities not registered in the Registry of Securities or in the Registry of Foreign Securities of the CMF, and therefore such securities are not subject to its oversight;
c)The issuer is not obligated to provide public information in Chile regarding the foreign securities, as such securities are not registered with the CMF; and
d)The foreign securities shall not be subject to public offering as long as they are not registered with the corresponding registry of securities in Chile.
a)La fecha de inicio de la oferta será el de la fecha de otorgamiento (o “Date of Grant”, según este término se define en el documento denominado “Agreement”) y esta oferta se acoge a la norma de Carácter General N° 336 de la Comisión para el Mercado Financiero de Chile (“CMF”);
b)La oferta versa sobre valores no inscritos en el Registro de Valores o en el Registro de Valores Extranjeros que lleva la CMF, por lo que tales valores no están sujetos a la fiscalización de ésta;
c)Por tratar de valores no inscritos en la CMF no existe la obligación por parte del emisor de entregar en Chile información pública respecto de esos valores; y
d)Esos valores no podrán ser objeto de oferta pública mientras no sean inscritos en el registro de valores correspondiente.
Exchange Control Notice
According to the International Exchange Transaction Regulations (“IETR”) issued by the Central Bank of Chile, it is arguable whether the acquisition of the Shares for which the Participant does not remit funds abroad represents an “investment operation”. In case the acquisition qualifies as an investment operation under the IETR and the aggregate value of any Shares exceeds US$10,000, the Participant must sign Annex 1 of the Manual of Chapter XII of the Foreign Exchange Regulations and file it directly with the Central Bank within the first ten (10) days of the month following the settlement of the RSUs.
The Participant is not required to repatriate funds obtained from the sale of Shares or the receipt of any dividends to Chile. However, if the Participant decides to repatriate such funds, the Participant must do so through the Formal Exchange Market if the amount of the funds exceeds US$10,000. In such case, the Participant must report the payment to a commercial bank or registered foreign exchange office receiving the funds. However, if the Participant does not repatriate the funds and uses such funds for the payment of other obligations contemplated under a different Chapter of the Foreign Exchange Regulations, the Participant must sign Annex 1 of the Manual of Chapter XII of the Foreign Exchange Regulations and file it directly with the Central Bank of Chile within the first ten (10) days of the month immediately following the transaction.
If the Participant’s aggregate investments held outside of Chile exceeds US$5,000,000 (including the value of Shares acquired under the Plan), the Participant must report the investments annually to the Central Bank. Annex 3.1 of Chapter XII of the Foreign Exchange Regulations must be used to file this report.
Please note that exchange control regulations in Chile are subject to change. The Participant should consult with his or her personal legal advisor regarding any exchange control obligations that the Participant may have prior to the vesting of the RSUs.
Foreign Asset/Account Reporting Information
The Chilean Internal Revenue Service (“CIRS”) requires all taxpayers to provide information annually regarding: (i) the taxes paid abroad which they will use as a credit against Chilean income taxes, and (ii) the results of foreign investments. These annual reporting obligations must be complied with by submitting a sworn statement setting forth this information before June 30 of each year, depending on the assets and/or taxes being reported. The forms to be used to submit the sworn statement are Tax Form 1853 “Annual Sworn Statement Regarding Credits for Taxes Paid Abroad” and Tax Form 1851 “Annual Sworn

Statement Regarding Investments Held Abroad.” If the Participant is not a Chilean citizen and has been a resident in Chile for less than three (3) years, the Participant is exempt from the requirement to file Tax Form 1853. These statements must be submitted electronically through the CIRS website: www.sii.cl.
CHINA
Exchange Control Restrictions Applicable to Participants who are PRC Nationals
If the Participant is a local national of the People’s Republic of China (“PRC”), the Participant understands and agrees that upon RSU vesting the underlying Shares may be sold immediately or, at the Company’s discretion, at a later time. The Participant further agrees that the Company is authorized to instruct its designated broker to assist with the mandatory sale of such Shares (on the Participant’s behalf pursuant to this authorization), and the Participant expressly authorizes such broker to complete the sale of such Shares. The Participant acknowledges that the Company’s designated broker is under no obligation to arrange for the sale of the Shares at any particular price. Upon the sale of the Shares, the Company agrees to pay the cash proceeds from the sale, less any brokerage fees or commissions, to the Participant in accordance with applicable exchange control laws and regulations and provided any liability for Tax Related-Items resulting from the vesting of the RSUs has been satisfied. Due to fluctuations in the Share price and/or the U.S. Dollar exchange rate between the Vesting Date and (if later) the date on which the Shares are sold, the sale proceeds may be more or less than the fair market value of the Shares on the Vesting Date. The Participant understands and agrees that the Company is not responsible for the amount of any loss the Participant may incur and that the Company assumes no liability for any fluctuations in the Share price and/or U.S. Dollar exchange rate.
The Participant understands and agrees that, due to exchange control laws in China, the Participant will be required to immediately repatriate to China the cash proceeds from the sale of any Shares acquired at vesting of the RSUs and any dividends received in relation to the Shares. The Participant further understands that, under local law, such repatriation of the cash proceeds may need to be effectuated through a special exchange control account to be approved by the local foreign exchange administration, and the Participant hereby consents and agrees that the proceeds from the sale of Shares acquired under the Plan and any dividends received in relation to the Shares may be transferred to such special account prior to being delivered to the Participant. The proceeds may be paid to the Participant in U.S. Dollars or local currency at the Company’s discretion. In the event the proceeds are paid to the Participant in U.S. Dollars, the Participant understands that he or she will be required to set up a U.S. Dollar bank account in China and provide the bank account details to the Employer and/or the Company so that the proceeds may be deposited into this account. In addition, the Participant understands and agrees that the Participant will be responsible for converting the proceeds into Renminbi Yuan at the Participant’s expense.
If the proceeds are paid to the Participant in local currency, the Participant agrees to bear any currency fluctuation risk between the time the Shares are sold or dividends are paid and the time the proceeds are distributed to the Participant through any such special account.
Exchange Control Notice Applicable to Participants in the PRC
If the Participant is a local national of the PRC, the Participant understands that exchange control restrictions may limit the Participant’s ability to access and/or convert funds received under the Plan, particularly if these amounts exceed US$50,000. The Participant should confirm the procedures and requirements for withdrawals and conversions of foreign currency with his or her local bank prior to the vesting of the RSUs/sale of Shares.
The Participant agrees to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in the Peoples’ Republic of China.
Foreign Asset/Account Reporting Information
PRC residents are required to report to SAFE details of their foreign financial assets and liabilities, as well as details of any economic transactions conducted with non-PRC residents, either directly or through financial institutions. The Participant may be subject to reporting obligations for the Shares or awards acquired under the Plan and Plan-related transactions. It is the Participant’s responsibility to comply with this reporting obligation and the Participant should consult his/her personal tax advisor in this regard.
COLOMBIA
Labor Law Acknowledgement
The following provision supplements Section 17 of the Agreement:

The Participant acknowledges that pursuant to Article 15 of Law 50/1990 (Article 128 of the Colombian Labor Code), the Plan, the RSUs, the underlying Shares, and any other amounts or payments granted or realized from participation in the Plan do not constitute a component of the Participant’s “salary” for any purpose. To this extent, they will not be included and/or considered for purposes of calculating any and all labor benefits, such as legal/fringe benefits, vacations, indemnities, payroll taxes, social insurance contributions or any other labor-related amount which may be payable.
Securities Law Notice
The Shares are not and will not be registered with the Colombian registry of publicly traded securities (Registro Nacional de Valores y Emisores), and therefore, the Shares cannot be offered to the public in Colombia. Nothing in the Agreement shall be construed as making a public offer of securities, or the promotion of financial products in Colombia.
Exchange Control Notice
Foreign investments must be registered with the Central Bank of Colombia (Banco de la República). Upon the subsequent sale or other disposition of investments held abroad, the registration with the Central Bank must be canceled, the proceeds from the sale or other disposition of the Shares must be repatriated to Colombia and the appropriate Central Bank form must be filed (usually with the Participant’s local bank). The Participant acknowledges that he or she personally is responsible for complying with Colombian exchange control requirements.
Foreign Asset/Account Reporting Information
An annual informative return must be filed with the Colombian Tax Office detailing any assets held abroad (including the Shares acquired under the Plan). If the individual value of any of these assets exceeds a certain threshold, each asset must be described (e.g., its nature and its value) and the jurisdiction in which it is located must be disclosed. The Participant acknowledges that he or she personally is responsible for complying with this tax reporting requirement.
CROATIA
Exchange Control Notice
The Participant must report any foreign investments (including Shares acquired under the Plan) to the Croatian National Bank for statistical purposes. However, because exchange control regulations may change without notice, the Participant should consult with his or her legal advisor to ensure compliance with current regulations. The Participant acknowledges that he or she personally is responsible for complying with Croatian exchange control laws.
CZECH REPUBLIC
Termination
Section 4(c) of this Agreement (Retirement) shall not apply to any Participant who as of the Date of Grant is on permanent, non-temporary assignment in the Czech Republic. Instead, the provisions of Section 4(a) (General), shall apply, notwithstanding the provisions therein regarding Early Retirement and Normal Retirement to the contrary.
Exchange Control Notice
Upon request of the Czech National Bank (the “CNB”), the Participant may need to report the following to the CNB: foreign direct investments, financial credits from abroad, investment in foreign securities and associated collection and payments (Shares and proceeds from the sale of the Shares may be included in this reporting requirement). The Participant may need to report the following even in the absence of a request from the CNB: foreign direct investments with a value of CZK 2,500,000 or more in the aggregate or other foreign financial assets with a value of CZK 200,000,00 or more. Because exchange control regulations change frequently and without notice, the Participant should consult his or her personal legal advisor prior to vesting of the RSUs and the sale of Shares to ensure compliance with current regulations. It is the Participant’s responsibility to comply with Czech exchange control laws, and neither the Company nor any Subsidiary will be liable for any resulting fines or penalties.
DENMARK
Danish Stock Option Act
Notwithstanding anything in this Agreement to the contrary, the treatment of the RSUs upon the Participant’s termination of employment with the Company or an Eligible Subsidiary, as applicable, shall be governed by the Danish Stock Option Act, as in effect at the time of the Participant’s termination (as determined by the Committee in its discretion in consultation with legal counsel). By accepting the RSUs, the Participant acknowledges that he or she has received a Danish translation of an Employer Statement, which is being provided to comply with the Danish Stock Option Act.
Termination
Section 4(c)(i) of this Agreement (regarding Early Retirement) shall not apply to any Participant who as of the Date of Grant is on permanent, non-temporary assignment in Denmark. Instead, the provisions of Section 4(a) (General), shall apply, notwithstanding the provisions therein regarding Early Retirement to the contrary.
For purposes of applying the Plan and Section 4(c)(ii) of this Agreement (regarding Normal Retirement) to such Participant, the definition of “Normal Retirement” set forth in the Plan shall not apply and instead “Normal Retirement” shall mean such Participant’s attainment of the statutory retirement age in Denmark. In the absence of a statutory retirement age in such jurisdiction, “Normal Retirement” shall mean attainment of the customary age for retirement in Denmark.
Notwithstanding the foregoing, in the event that subsequent to the Date of Grant such Participant works in a jurisdiction other than in Denmark, if required to comply with applicable law, the Committee shall have sole and absolute discretion to instead apply to such Participant the retirement provisions of this Agreement that are applicable in such other jurisdiction.
Foreign Asset/Account Reporting Information
The establishment of an account holding Shares or an account holding cash outside Denmark must be reported to the Danish Tax Administration. The form which should be used in this respect may be obtained from a local bank. (Please note that these obligations are separate from and in addition to the securities/tax reporting obligations described below.)
Securities Law/Tax Notice
If the Participant holds Shares acquired under the Plan in a brokerage account with a broker or bank outside Denmark, the Participant is required to inform the Danish Tax Administration about the account. For this purpose, the Participant must file a Form V (Erklaering V) with the Danish Tax Administration. Both the Participant and the bank/broker must sign the Form V. By signing the Form V, the bank/broker undertakes an obligation, without further request each year and not later than on February 1 of the year following the calendar year to which the information relates, to forward certain information to the Danish Tax Administration concerning the content of the account. In the event that the applicable broker or bank with which the account is held does not wish to, or, pursuant to the laws of the country in question, is not allowed to assume such obligation to report, the Participant acknowledges that he or she is solely responsible for providing certain details regarding the foreign brokerage account and Shares deposited therein to the Danish Tax Administration as part of his or her annual income tax return. By signing the Form V, the Participant authorizes the Danish Tax Administration to examine the account. A sample of the Form V can be found at the following website: www.skat.dk.
In addition, if the Participant opens a brokerage account (or a deposit account with a U.S. bank) for the purpose of holding cash outside Denmark, the Participant is also required to inform the Danish Tax Administration about this account. To do so, the Participant must also file a Form K (Erklaering K) with the Danish Tax Administration. The Form K must be signed both by the Participant and by the applicable broker or bank where the account is held. By signing the Form K, the broker/bank undertakes an obligation, without further request each year and not later than on February 1 of the year following the calendar year to which the information relates, to forward certain information to the Danish Tax Administration concerning the content of the account. In the event that the applicable financial institution (broker or bank) with which the account is held, does not wish to, or, pursuant to the laws of the country in question, is not allowed to assume such obligation to report, the Participant acknowledges that he or she is solely responsible for providing certain details regarding the foreign brokerage or bank account to the Danish Tax Administration as part of the Participant’s annual income tax return. By signing the Form K, the Participant authorizes the Danish Tax Administration to examine the account. A sample of Form K can be found at the following website: www.skat.dk.
FINLAND
Termination
Section 4(c)(i) of this Agreement (regarding Early Retirement) shall not apply to any Participant who as of the Date of Grant is on permanent, non-temporary assignment in Finland. Instead, the provisions of Section 4(a) (General), shall apply, notwithstanding the provisions therein regarding Early Retirement to the contrary.
For purposes of applying the Plan and Section 4(c)(ii) of this Agreement (regarding Normal Retirement) to such Participant, the definition of “Normal Retirement” set forth in the Plan shall not apply and instead “Normal Retirement” shall mean such

Participant’s attainment of the statutory retirement age in Finland. In the absence of a statutory retirement age in such jurisdiction, “Normal Retirement” shall mean attainment of the customary age for retirement in Finland.
Notwithstanding the foregoing, in the event that subsequent to the Date of Grant such Participant works in a jurisdiction other than in Finland, if required to comply with applicable law, the Committee shall have sole and absolute discretion to instead apply to such Participant the retirement provisions of this Agreement that are applicable in such other jurisdiction.
FRANCE
Termination
Section 4(c)(i) of this Agreement (regarding Early Retirement) shall not apply to any Participant who as of the Date of Grant is on permanent, non-temporary assignment in France. Instead, the provisions of Section 4(a) (General), shall apply, notwithstanding the provisions therein regarding Early Retirement to the contrary.
For purposes of applying the Plan and Section 4(c)(ii) of this Agreement (regarding Normal Retirement) to such Participant, the definition of “Normal Retirement” set forth in the Plan shall not apply and instead “Normal Retirement” shall mean such Participant’s attainment of the statutory retirement age in France. In the absence of a statutory retirement age in such jurisdiction, “Normal Retirement” shall mean attainment of the customary age for retirement in France.
Notwithstanding the foregoing, in the event that subsequent to the Date of Grant such Participant works in a jurisdiction other than in France, if required to comply with applicable law, the Committee shall have sole and absolute discretion to instead apply to such Participant the retirement provisions of this Agreement that are applicable in such other jurisdiction.
Consent to Receive Information in English
By accepting the RSUs, the Participant confirms having read and understood the Plan, the Grant Notice, the Agreement and this Addendum B, including all terms and conditions included therein, which were provided in the English language. The Participant accepts the terms of those documents accordingly.
Consentement afin de Recevoir des Informations en Anglais
En acceptant les  droits sur des actions assujettis à restrictions (« restricted stock units » ou « RSUs »), le Participant confirme avoir lu et compris le Plan, la Notification d’Attribution, le Contrat et la présente Annexe B, en ce compris tous les termes et conditions y relatifs, qui ont été fournis en langue anglaise. Le Participant accepte les termes de ces documents en connaissance de cause.
Foreign Asset/Account Reporting Information
The Participant may hold any Shares acquired under the Plan, any sales proceeds resulting from the sale of Shares or any dividends paid on such Shares outside of France, provided the Participant declares all foreign accounts, whether open, current, or closed, in his or her income tax return. Failure to complete this reporting triggers penalties for the resident. Further, French residents with foreign account balances exceeding prescribed amounts may have additional monthly reporting obligations.
GERMANY
Termination
Section 4(c) of this Agreement (Retirement) shall not apply to any Participant who as of the Date of Grant is on permanent, non-temporary assignment in Germany. Instead, the provisions of Section 4(a) (General), shall apply, notwithstanding the provisions therein regarding Early Retirement and Normal Retirement to the contrary.
Exchange Control Notice
Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank (Bundesbank). In case of payments in connection with securities (including proceeds realized upon the sale of Shares or the receipt of dividends), the report must be made by the 5th day of the month following the month in which the payment was received. The form must be filed electronically and the form of report (“Allgemeine Meldeportal Statistik”) can be accessed via the Bundesbank’s website (www.bundesbank.de) and is available in both German and English. The Participant acknowledges that he or she personally is responsible for complying with applicable reporting requirements.

HONG KONG
Form of Settlement
Notwithstanding any discretion contained in the Plan or anything to the contrary in the Agreement, the RSUs are payable in Shares only.
Sale Restriction
Shares received at vesting are accepted as a personal investment. In the event that the RSUs vest and Shares are issued to the Participant (or the Participant’s heirs) within six (6) months of the Date of Grant, the Participant (or the Participant’s heirs) agrees that the Shares will not be offered to the public or otherwise disposed of prior to the six (6)-month anniversary of the Date of Grant.
Securities Law Notice
WARNING: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. The Participant is advised to exercise caution in relation to the offer. If the Participant is in any doubt about any of the contents of this document, the Participant should obtain independent professional advice. Neither the grant of the RSUs nor the issuance of the Shares upon vesting of the RSUs constitutes a public offering of securities under Hong Kong law and is available only to employees of the Company and its Subsidiaries. The Agreement, including this Addendum B, the Plan and other incidental communication materials distributed in connection with the RSUs (i) have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong and (ii) are intended only for the personal use of each eligible employee of the Company or its Subsidiaries and may not be distributed to any other person.
Nature of Scheme
The Company specifically intends that the Plan will not be treated as an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance.
HUNGARY
Termination
Section 4(c) of this Agreement (Retirement) shall not apply to any Participant who as of the Date of Grant is on permanent, non-temporary assignment in Hungary. Instead, the provisions of Section 4(a) (General), shall apply, notwithstanding the provisions therein regarding Early Retirement and Normal Retirement to the contrary.
INDIA
Exchange Control Notice
The Participant must repatriate any proceeds from the sale of the Shares and any cash dividends acquired under the Plan to India and convert the proceeds into local currency within a certain period from the time of receipt (90 days for sale proceeds and within 180 days for dividend payments, or within such other period of time as may be required under applicable regulations and to convert the proceeds into local currency). The Participant will receive a foreign inward remittance certificate (“FIRC”) from the bank where the Participant deposits the foreign currency. The Participant should maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation.
It is the Participant’s responsibility to comply with exchange control laws in India, and neither the Company nor the Employer will be liable for any fines or penalties resulting from the Participant’s failure to comply with applicable laws.
Foreign Asset/Account Reporting Information
The Participant is required to declare his or her foreign bank accounts and any foreign financial assets (including Shares held outside India) in the Participant’s annual tax return.  It is the Participant’s responsibility to comply with this reporting obligation and the Participant should consult his or her personal advisor in this regard as significant penalties may apply in the case of non-compliance.
INDONESIA
Language Consent

A translation of the documents relating to this grant into Bahasa Indonesia can be provided to Participant upon request to Danaher’s Corporate Compensation department.  By accepting the RSUs, the Participant (i) confirms having read and understood the documents relating to the RSUs (i.e., the Plan and the Agreement) which were provided in the English language, (ii) accepts the terms of those documents accordingly, and (iii) agrees not to challenge the validity of this document based on Law No. 24 of 2009 on National Flag, Language, Coat of Arms and National Anthem or the implementing Presidential Regulation (when issued).
Persetujuan Bahasa
Terjemahan dari dokumen-dokumen terkait dengan pemberian ini ke Bahasa Indonesia dapat disediakan untuk Peserta berdasarkan permintaan kepada Danaher’s Corporate Compensation department. Dengan menerima Pemberian, Peserta (i) memberikan konfirmasi bahwa anda telah membaca dan memahami dokumen-dokumen berkaitan dengan Pemberian ini (yaitu, Program dan Perjanjian) yang disediakan dalam Bahasa Inggris, (ii) menerima persyaratan di dalam dokumen-dokumen tersebut, dan (iii) setuju untuk tidak mengajukan keberatan atas keberlakuan dari dokumen ini berdasarkan Undang-Undang No. 24 Tahun 2009 tentang Bendera, Bahasa dan Lambang Negara serta Lagu Kebangsaan ataupun Peraturan Presiden sebagai pelaksanaannya (ketika diterbitkan).
Exchange Control Notice
Indonesian residents must provide Bank Indonesia with information on foreign exchange activities (e.g., remittance of proceeds from the sale of Shares into Indonesia) via a monthly report submitted online through Bank Indonesia’s website. The report is due no later than the 15th day of the month following the month in which the activity occurred.
In addition, when proceeds from the sale of Shares are remitted into Indonesia, a statistical reporting requirement will apply and the Indonesian bank executing the transaction may request information from the Participant and the Participant will be obliged to provide such information so that the bank can fulfill this reporting requirement to Bank Indonesia.
IRELAND
Termination
Section 4(c) of this Agreement (Retirement) shall not apply to any Participant who as of the Date of Grant is on permanent, non-temporary assignment in Ireland. Instead, the provisions of Section 4(a) (General), shall apply, notwithstanding the provisions therein regarding Early Retirement and Normal Retirement to the contrary.
ISRAEL
Trust Arrangement
The Participant understands and agrees that the RSUs awarded under the Agreement are awarded subject to and in accordance with the terms and conditions of the Plan, the Sub-Plan for Israel (the “Sub-Plan”), the Trust Agreement (the “Trust Agreement”) between the Company and the Company’s trustee appointed by the Company or its Subsidiary in Israel (the “Trustee”), or any successor trustee. In the event of any inconsistencies between the Sub-Plan, the Agreement and/or the Plan, the Sub-Plan will govern.
Type of Grant
The RSUs are intended to qualify for favorable tax treatment in Israel as a “102 Capital Gains Track Grant” (as defined in the Sub-Plan) subject to the terms and conditions of “Section 102” (as defined in the Sub-Plan) and the rules promulgated thereunder. Notwithstanding the foregoing, by accepting the RSUs, the Participant acknowledges that the Company cannot guarantee or represent that the favorable tax treatment under Section 102 will apply to the RSUs.
By accepting the RSUs, the Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with the terms and provisions of Section 102, the Plan, the Sub-Plan, the Trust Agreement and the Agreement; (b) accepts the RSUs subject to all of the terms and conditions of the Agreement, the Plan, the Sub-Plan, the Trust Agreement and Section 102 and the rules promulgated thereunder; and (c) agrees that the RSUs and/or any Shares issued in connection therewith, will be registered for the benefit of the Participant in the name of the Trustee as required to qualify under Section 102.
The Participant hereby undertakes to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation to the Plan, or any RSUs or the Shares granted thereunder. The Participant agrees to execute any and all documents which the Company or the Trustee may reasonably determine to be necessary in order to comply with Section 102 and the Income Tax Ordinance (New Version) – 1961 (“ITO”).

Electronic Delivery
The following provision supplements Section 12 of the Agreement.
To the extent required pursuant to Israeli tax law and/or by the Trustee, the Participant consents and agrees to deliver hard-copy written notices and/or actual copies of any notices or confirmations provided by the Participant related to his or her participation in the Plan.
Data Privacy
The following provision supplements Section 13 of the Agreement:
Without derogating from the scope of Section 13 of the Agreement, the Participant hereby explicitly consents to the transfer of Data between the Company, the Trustee, and/or a designated Plan broker, including any requisite transfer of such Data outside of the Participant’s country and further transfers thereafter as may be required to a broker or other third party.
Securities Law Information
This grant does not constitute a public offering under the Securities Law, 1968.
ITALY
Termination
Section 4(c)(i) of this Agreement (regarding Early Retirement) shall not apply to any Participant who as of the Date of Grant is on permanent, non-temporary assignment in Italy. Instead, the provisions of Section 4(a) (General), shall apply, notwithstanding the provisions therein regarding Early Retirement to the contrary.
For purposes of applying the Plan and Section 4(c)(ii) of this Agreement (regarding Normal Retirement) to such Participant, the definition of “Normal Retirement” set forth in the Plan shall not apply and instead “Normal Retirement” shall mean such Participant’s attainment of the statutory retirement age in Italy. In the absence of a statutory retirement age in such jurisdiction, “Normal Retirement” shall mean attainment of the customary age for retirement in Italy.
Notwithstanding the foregoing, in the event that subsequent to the Date of Grant such Participant works in a jurisdiction other than in Italy, if required to comply with applicable law, the Committee shall have sole and absolute discretion to instead apply to such Participant the retirement provisions of this Agreement that are applicable in such other jurisdiction.
Plan Document Acknowledgement
In accepting the RSUs, the Participant acknowledges that he or she has received a copy of the Plan and the Agreement, has reviewed the Plan and the Agreement (including this Addendum B), in their entirety and fully understands and accepts all provisions of the Plan and the Agreement (including this Addendum B).
The Participant further acknowledges that he or she has read and specifically and expressly approves without limitation, the following sections of the Agreement: Section 7: Tax Obligations; Section 16: Governing Law and Venue; Section 17: Nature of RSUs; Section 25: Addendum B; Section 26: Imposition of Other Requirements; Section 27: Recoupment; and the Data Privacy section above.
Foreign Asset/Account Reporting Information
Italian residents who, at any time during the fiscal year, hold foreign financial assets (including cash and Shares) which may generate income taxable in Italy are required to report these assets on their annual tax returns (UNICO Form, RW Schedule) for the year during which the assets are held, or on a special form if no tax return is due. These reporting obligations will also apply to Italian residents who are the beneficial owners of foreign financial assets under Italian money laundering provisions.
JAPAN
Foreign Asset/Account Reporting Information
The Participant will be required to report details of any assets held outside Japan as of December 31st to the extent such assets have a total net fair market value exceeding ¥50,000,000. This report is due by March 15 each year. The Participant should consult with his or her personal tax advisor as to whether the reporting obligation applies to him or her and whether the requirement extends to any outstanding RSUs or Shares acquired under the Plan.

KAZAKHSTAN
None.
KOREA
Exchange Control Notice
If the Participant realizes US$500,000 or more from the sale of Shares or the receipt of any dividends with respect to RSUs granted prior to July 18, 2017, Korean exchange control laws may require the Participant to repatriate the proceeds back to Korea within three (3) years of the sale/receipt.
Foreign Asset/Account Reporting Information
Korean residents must declare all foreign financial accounts (e.g., non-Korean bank accounts, brokerage accounts) based in foreign countries that have not entered into an “inter-governmental agreement for automatic exchange of tax information” with Korea to the Korean tax authority and file a report with respect to such accounts if the value of such accounts exceeds a certain threshold. The Participant should consult with the Participant’s personal tax advisor for additional information about this reporting obligation, including whether or not there is an applicable inter-governmental agreement between Korea and the U.S. (or any other country where the Participant may hold any Shares or cash acquired in connection with the Plan).
LUXEMBOURG
Termination
Section 4(c)(i) of this Agreement (regarding Early Retirement) shall not apply to the Participant if, as of the Date of Grant, the Participant is on permanent, non-temporary assignment in the Netherlands. Instead, the provisions of Section 4(a) (General), shall apply, notwithstanding the provisions therein regarding Early Retirement to the contrary.
For purposes of applying the Plan and Section 4(c)(ii) of this Agreement (regarding Normal Retirement), the definition of “Normal Retirement” set forth in the Plan shall not apply and instead “Normal Retirement” shall mean the Participant’s attainment of the statutory retirement age in the Netherlands. In the absence of a statutory retirement age in such jurisdiction, “Normal Retirement” shall mean attainment of the customary age for retirement in the Netherlands.
Notwithstanding the foregoing, in the event that subsequent to the Date of Grant the Participant works in a jurisdiction other than in Luxembourg, if required to comply with applicable law, the Committee shall have sole and absolute discretion to instead apply the retirement provisions of this Agreement that are applicable in such other jurisdiction.
MEXICO
Labor Law Acknowledgement
This provision supplements Section 17 of the Agreement.
By accepting the RSUs, the Participant acknowledges that he or she understands and agrees that: (i) the RSUs are not related to the salary and other contractual benefits granted to the Participant by the Employer; and (ii) any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of employment.
Policy Statement
The grant of the RSUs the Company is making under the Plan is unilateral and discretionary and, therefore, the Company reserves the absolute right to amend it and discontinue it at any time without any liability.
The Company, with registered offices at 2200 Pennsylvania Avenue, NW, Suite 800W, Washington, D.C., 20037, United States of America, is solely responsible for the administration of the Plan. Participation in the Plan and the acquisition of Shares under the Plan does not, in any way establish an employment relationship between the Participant and the Company since the Participant is participating in the Plan on a wholly commercial basis and the Participant’s sole employer is the Subsidiary employing the Participant, as applicable, nor does it establish any rights between the Participant and the Employer.
Plan Document Acknowledgment
By participating in the Plan, Participant acknowledges that he or she has received copies of the Plan and the Agreement, has reviewed the Plan and the Agreement in their entirety and fully understands and accept all provisions of the Plan and the Agreement.

In addition, by participating in the Plan, the Participant further acknowledges that he or she has read and specifically and expressly approves the terms and conditions in Section 17 of the Agreement, in which the following is clearly described and established: (i) participation in the Plan does not constitute an acquired right; (ii) the Plan and participation in the Plan is offered by the Company on a wholly discretionary basis; (iii) participation in the Plan is voluntary; and (iv) the Company and its Subsidiaries are not responsible for any decrease in the value of the Shares underlying the RSUs.
Finally, the Participant hereby declares that he or she does not reserve any action or right to bring any claim against the Company for any compensation or damages as a result of participation in the Plan and therefore grants a full and broad release to the Employer and the Company and its Subsidiaries with respect to any claim that may arise under the Plan.
Spanish Translation
Reconocimiento de la Ley Laboral
Esta disposición complementa la Sección 17 del Acuerdo.
Al aceptar el RSU,el Participante reconoce entiende y acuerda que: (i) la RSU no se encuentra relacionada con el salario ni con otras prestaciones contractuales concedidas al Participante por del patrón; y (ii) cualquier modificación del Plan o su terminación no constituye un cambio o detrimento en los términos y condiciones de empleo.
Declaración de Política
La concesión del RSU que la Compañía está haciendo bajo el Plan es unilateral y discrecional y, por lo tanto, la Compañía se reserva el derecho absoluto de modificar y discontinuar el mismo en cualquier momento, sin ninguna responsabilidad.
La Compañía, con oficinas registradas ubicadas en 2200 Pennsylvania Avenue, NW, Suite 800W, Washington, D.C., Estados Unidos de Norteamérica, es la única responsable por la administración del Plan. La participación en el Plan y la adquisición de Acciones no establece de forma alguna, una relación de trabajo entre el Participante y la Compañía, ya que la participación en el Plan por parte del Participante es completamente comercial y el único patrón es Subsidiaria que esta contratando al que tiene la RSU, en caso de ser aplicable, así como tampoco establece ningún derecho entre el que tiene la RSU y el patrón.
Reconocimiento del Plan de Documentos
Al participar en el Plan, el Participante reconoce que ha recibido copias del Plan y del Acuerdo, mismos que ha revisado en su totalidad y los entiende completamente y, que ha entendido y aceptado las disposiciones contenidas en el Plan y en el Acuerdo.
Adicionalmente, al participar en el Plan, el Participante reconoce que ha leído, y que aprueba específica y expresamente los términos y condiciones contenidos en la Sección 17 del Acuerdo, en la cual se encuentra claramente descrito y establecido lo siguiente: (i) la participación en el Plan no constituye un derecho adquirido; (ii) el Plan y la participación en el mismo es ofrecida por la Compañía de forma enteramente discrecional; (iii) la participación en el Plan es voluntaria; y (iv) la Compañía, así como sus Subsidiarias no son responsables por cualquier detrimento en el valor de las Acciones en relación con la RSU.
Finalmente, el Participante declara que no se reserva ninguna acción o derecho para interponer una demanda en contra de la Compañía por compensación, daño o perjuicio alguno como resultado de la participación en el Plan y en consecuencia, otorga el más amplio finiquito a su patrón, así como a la Compañía, a sus Subsidiarias con respecto a cualquier demanda que pudiera originarse en virtud del Plan.
NETHERLANDS
Termination
Section 4(c)(i) of this Agreement (regarding Early Retirement) shall not apply to any Participant who as of the Date of Grant is on permanent, non-temporary assignment in the Netherlands. Instead, the provisions of Section 4(a) (General), shall apply, notwithstanding the provisions therein regarding Early Retirement to the contrary.
For purposes of applying the Plan and Section 4(c)(ii) of this Agreement (regarding Normal Retirement) to such Participant, the definition of “Normal Retirement” set forth in the Plan shall not apply and instead “Normal Retirement” shall mean such Participant’s attainment of the statutory retirement age in the Netherlands. In the absence of a statutory retirement age in such jurisdiction, “Normal Retirement” shall mean attainment of the customary age for retirement in the Netherlands.

Notwithstanding the foregoing, in the event that subsequent to the Date of Grant such Participant works in a jurisdiction other than in the Netherlands, if required to comply with applicable law, the Committee shall have sole and absolute discretion to instead apply to such Participant the retirement provisions of this Agreement that are applicable in such other jurisdiction.
NORWAY
None.
POLAND
Termination
Section 4(c)(i) of this Agreement (regarding Early Retirement) shall not apply to any Participant who as of the Date of Grant is on permanent, non-temporary assignment in Poland. Instead, the provisions of Section 4(a) (General), shall apply, notwithstanding the provisions therein regarding Early Retirement to the contrary.
For purposes of applying the Plan and Section 4(c)(ii) of this Agreement (regarding Normal Retirement) to such Participant, the definition of “Normal Retirement” set forth in the Plan shall not apply and instead “Normal Retirement” shall mean such Participant’s attainment of the statutory retirement age in Poland. In the absence of a statutory retirement age in such jurisdiction, “Normal Retirement” shall mean attainment of the customary age for retirement in Poland.
Notwithstanding the foregoing, in the event that subsequent to the Date of Grant such Participant works in a jurisdiction other than in Poland, if required to comply with applicable law, the Committee shall have sole and absolute discretion to instead apply to such Participant the retirement provisions of this Agreement that are applicable in such other jurisdiction.
Foreign Asset/Account Reporting Information
Polish residents holding foreign securities (e.g., Shares) and/or maintaining accounts abroad are obligated to file quarterly reports with the National Bank of Poland incorporating information on transactions and balances of the securities and cash deposited in such accounts if the value of such securities and cash (when combined with all other assets held abroad) exceeds PLN 7,000,000.
Exchange Control Notice
Polish residents are also required to transfer funds through a bank account in Poland if the transferred amount in any single transaction exceeds a specified threshold (currently EUR 15,000). Polish residents are required to store documents connected with foreign exchange transactions for a period of five years from the date the exchange transaction was made.
PORTUGAL
Termination
Section 4(c)(i) of this Agreement (regarding Early Retirement) shall not apply to the Participant if, as of the Date of Grant, the Participant is on permanent, non-temporary assignment in Portugal. Instead, the provisions of Section 4(a) (General), shall apply, notwithstanding the provisions therein regarding Early Retirement to the contrary.
For purposes of applying the Plan and Section 4(c)(ii) of this Agreement (regarding Normal Retirement), the definition of “Normal Retirement” set forth in the Plan shall not apply and instead “Normal Retirement” shall mean the Participant’s attainment of the statutory retirement age in Portugal. In the absence of a statutory retirement age in such jurisdiction, “Normal Retirement” shall mean attainment of the customary age for retirement in Portugal.
Notwithstanding the foregoing, in the event that subsequent to the Date of Grant the Participant works in a jurisdiction other than in Portugal, if required to comply with applicable law, the Committee shall have sole and absolute discretion to instead apply the retirement provisions of this Agreement that are applicable in such other jurisdiction.
Language Consent
The Participant hereby expressly declares that he or she is proficient in the English language and has read, understood and fully accepts and agrees with the terms and conditions established in the Plan and the Agreement.
Conhecimento da Lingua
O Participante, pelo presente instrumento, declara expressamente que tem pleno conhecimento da língua inglesa e que leu, compreendeu e livremente aceitou e concordou com os termos e condições estabelecidas no Plano e do Contrato.

Exchange Control Notice
If the Participant is a Portuguese resident and holds Shares after vesting of the RSUs, the acquisition of the Shares should be reported to the Banco de Portugal for statistical purposes. If the Shares are deposited with a commercial bank or financial intermediary in Portugal, such bank or financial intermediary will submit the report on the Participant’s behalf. If the Shares are not deposited with a commercial bank or financial intermediary in Portugal, The Participant is responsible for submitting the report to the Banco de Portugal, unless the Participant engages a Portuguese financial intermediary to file the reports on his or her behalf.
PUERTO RICO
None.
RUSSIA
Securities Law Notice
The Participant acknowledges that the Agreement, the grant of the RSUs, the Plan and all other materials the Participant may receive regarding participation in the Plan do not constitute advertising or an offering of securities in Russia. Shares to be issued under the Plan have not and will not be registered in Russia, nor will they be admitted for listing on any Russian exchange for trading within Russia. Thus, the Shares described in any Plan documents may not be offered or placed in public circulation in Russia. In no event will the Shares to be issued under the Plan be delivered to the Participant in Russia. All the Shares acquired under the Plan will be maintained on behalf of the Participant outside of Russia. The Participant will not be permitted to sell or otherwise transfer the Shares directly to a Russian legal entity or resident.
Exchange Control Notification
Under current exchange control regulations in Russia, the Participant is required to repatriate certain cash amounts received with respect to the RSUs (including proceeds from the sale of the Shares) to Russia as soon as the Participant intends to use those cash amounts for any purpose, including reinvestment. Such funds must initially be credited to the Participant through a foreign currency account at an authorized bank in Russia. After the funds are initially received in Russia, they may be further remitted to foreign banks in accordance with Russian exchange control laws. As an express statutory exception to the above-mentioned repatriation rule, cash dividends paid on the Shares can be paid directly to a foreign bank or brokerage account opened with a bank located in an OECD (Organization for Economic Co-operation and Development) or FATF (Financial Action Task Force) country. As of January 1, 2018,  cash proceeds from the sale of the Shares listed on one of the foreign stock exchanges on the list provided for by the Russian Federal law “On the Securities Market”, can also be paid directly to a foreign bank or brokerage account opened with a bank located in an OECD or FATF country. Other statutory exceptions may apply, and the Participant should consult with his or her personal legal advisory in this regard.
Labor Law Acknowledgement
The Participant understands that if the Participant continues to hold the Shares acquired under the Plan after an involuntary termination of employment, the Participant will be ineligible to receive unemployment benefits in Russia.
Foreign Asset/Account Reporting Information
The Participant is required to report the opening, closing or change of details of any foreign bank account to Russian tax authorities within one month of opening, closing or change of details of such account. The Participant is also required to report (i) the beginning and ending balances in such a foreign bank account each year, and (ii) transactions related to such a foreign account during the year to the Russian tax authorities, on or before June 1 of the following year.  The tax authorities may require supporting documents related to transactions in such foreign bank accounts.  The Participant should consult his or her personal tax advisor to determine and ensure compliance with his or her foreign asset/account reporting obligations.
Anti-Corruption Legislation Information
Individuals holding public office in Russia, as well as their spouses and dependent children, may be prohibited from opening or maintaining a foreign brokerage or bank account and holding any securities, whether acquired directly or indirectly, in a foreign company (including the Shares acquired under the Plan). The Participant should consult with his or her personal legal advisor to determine whether this restriction applies to the Participant’s circumstances.
Data Privacy. This data privacy consent replaces Section 13 of the Agreement:

1. Purposes for processing of the Personal Data		1. Цели обработки Персональных данных
1.1.	Granting to the Participant restricted share units or rights to purchase shares of common stock.	1.1.	Предоставление Субъектам персональных данных ограниченных прав на акции (RSU) или прав покупки обыкновенных акций.
1.2.	Compliance with the effective Russian Federation laws;	1.2.	Соблюдение действующего законодательства Российской Федерации;

2. The Participant hereby grants consent to processing of the personal data listed below		2. Субъект персональных данных настоящим дает согласие на обработку перечисленных ниже персональных данных
2.1.	Last name, first name, patronymic, year, month, date and place of birth, gender, age, address, citizenship, information on education, contact details (home address(es), direct office, home and mobile telephone numbers, e-mail address, etc.), photographs;	2.1.
Фамилия, имя, отчество, год, месяц, дата и место рождения, пол, возраст, адрес, гражданство, сведения об образовании, контактная информация (домашний(е) адрес(а), номера прямого офисного, домашнего и мобильного телефонов, адрес электронной почты и др.), фотографии;

2.2.	Information contained in personal identification documents (including passport details), tax identification number and number of the State Pension Insurance Certificate, including photocopies of passports, visas, work permits, drivers licenses, other personal documents;	2.2.
Сведения, содержащиеся в документах, удостоверяющих личность, в том числе паспортные данные, ИНН и номер страхового свидетельства государственного пенсионного страхования, в том числе фотокопии паспортов, виз, разрешений на работу, водительских удостоверений, других личных документов;

2.3.	Information on employment, including the list of duties, information on the current and former employers, information on promotions, disciplinary sanctions, transfer to other position / work, etc.;	2.3.
Информация о трудовой деятельности, включая должностные обязанности, информация о текущем и прежних работодателях, сведения о повышениях, дисциплинарных взысканиях, переводах на другую должность/работу, и т.д.;

2.4.	Information on the Participant’s salary amount, information on salary changes, on participation in employer benefit plans and programs, on bonuses paid, etc.;	2.4.
Информация о размере заработной платы Субъекта персональных данных, данные об изменении заработной платы, об участии в премиальных системах и программах Работодателя, информация о выплаченных премиях, и т.д.;

2.5.	Information on work time, including hours scheduled for work per week and hours actually worked;	2.5.	Сведения о рабочем времени, включая нормальную продолжительность рабочего времени в неделю и количество фактически отработанного рабочего времени;
2.6.	Information on potential membership of certain categories of employees having rights for guarantees and benefits in accordance with the Russian Federation Labor Code and other effective legislation;	2.6.	Сведения о принадлежности к определенным категориям работников, которым предоставляются гарантии и льготы в соответствии с Трудовым кодексом Российской Федерации и иным действующим законодательством;
2.7.	Information on the Participant’s tax status (exempt, tax resident status, etc.);	2.7.	Информация о налоговом статусе Субъекта персональных данных (освобождение от уплаты налогов, является ли налоговым резидентом и т.д.);
2.8.	Information on shares of Common Stock or directorships held by the Participant, details of all awards or any other entitlement to shares of Common Stock awarded, cancelled, exercised, vested, unvested or outstanding;	2.8.
Информация об обыкновенных акциях или членстве в совете директоров Субъекта персональных данных, обо всех программах вознаграждения или иных правах на получение обыкновенных акций, которые были предоставлены, аннулированы, исполнены, погашены, непогашены или подлежат выплате.

2.9.	Any other information, which may become necessary to the Company in connection with the purposes specified in Clause 2 above.	2.9.	Любые иные данные, которые могут потребоваться Операторам в связи с осуществлением целей, указанных в п. 3 выше.
the “Personal Data”		далее – «Персональные данные»

3.1. The Participant hereby consents to performing the following operations with the Personal Data:		3.1. Субъект персональных данных настоящим дает согласие на совершение с Персональными данными перечисленных ниже действий:
3.1.1.	processing of the Personal Data, including collection, systematization, accumulation, storage, verification (renewal, modification), use, dissemination (including transfer), impersonalizing, blockage, destruction;	3.1.1.
обработка Персональных данных, включая сбор, систематизацию, накопление, хранение, уточнение (обновление, изменение), использование, распространение (в том числе передача), обезличивание, блокирование, уничтожение персональных данных;

3.1.2.	transborder transfer of the Personal Data to operators located on the territory of foreign states. The Participant hereby confirms that he was notified of the fact that the recipients of the Personal Data may be located in foreign states that do not ensure adequate protection of rights of personal data subjects;	3.1.2.
трансграничная передача Персональных данных операторам на территории любых иностранных государств. Субъект персональных данных настоящим подтверждает, что он был уведомлен о том, что получатели Персональных данных могут находиться в иностранных государствах, не обеспечивающих адекватной защиты прав субъектов персональных данных;

3.1.3.	including Personal Data into generally accessible sources of personal data (including directories, address books and other), placing Personal Data on the Company’s web-sites on the Internet.	3.1.3.	включение Персональных данных в общедоступные источники персональных данных (в том числе справочники, адресные книги и т.п.), размещение Персональных данных на сайтах Операторов в сети Интернет.
3.2. General description of the data processing methods used by the Company		3.2. Общее описание используемых Оператором(ами) способов обработки персональных данных
3.2.1.   When processing the Personal Data, the Company undertakes the necessary organizational and technical measures for protecting the Personal Data from unlawful or accidental access to them, from destruction, change, blockage, copying, dissemination of Personal Data, as well as from other unlawful actions.

3.2.1.   При обработке Персональных данных Операторы принимают необходимые организационные и технические меры для защиты Персональных данных от неправомерного или случайного доступа к ним, уничтожения, изменения, блокирования, копирования, распространения Персональных данных, а также от иных неправомерных действий.

3.2.2. Processing of the Personal Data by the Company shall be performed using the data processing methods that ensure confidentiality of the Personal Data, except where: (1) Personal Data is impersonalized; and (2) in relation to publicly available Personal Data; and in compliance with the established requirements to ensuring the security of personal data, the requirements to the tangible media of biometric personal data and to the technologies for storage of such data outside personal data information systems in accordance with the effective legislation.

3.2.2. Обработка Персональных данных Операторами осуществляется при помощи способов, обеспечивающих конфиденциальность таких данных, за исключением следующих случаев: (1) в случае обезличивания Персональных данных; (2) в отношении общедоступных Персональных данных; и при соблюдении установленных требований к обеспечению безопасности персональных данных, требований к материальным носителям биометрических персональных данных и технологиям хранения таких данных вне информационных систем персональных данных в соответствии с действующим законодательством.

4. Term, revocation procedure		4. Срок, порядок отзыва

This Statement of Consent is valid for an indefinite term. The Participant may revoke this consent by sending to Company a written notice at least ninety (90) days in advance of the proposed consent revocation date. The Participant agrees that during the specified notice period the Company is not obliged to cease processing of Personal Data or destroy the Personal Data of the Participant.

Настоящее согласие действует в течение неопределенного срока. Субъект персональных данных может отозвать настоящее согласие путем направления Оператору(ам) письменного(ых) уведомления(ий) не менее чем за 90 (девяносто) дней до предполагаемой даты отзыва настоящего согласия. Субъект персональных данных соглашается на то, что в течение указанного срока Оператор(ы) не обязан(ы) прекращать обработку персональных данных и уничтожать персональные данные Субъекта персональных данных.

SINGAPORE
Securities Law Notice
The grant of the RSUs is being made pursuant to the “Qualifying Person” exemption” under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”) and is not made to Participant with a view to the underlying Shares being subsequently offered for sale to any other party. The Plan has not been, and will not be, lodged or registered as a prospectus with the Monetary Authority of Singapore. The Participant should note that the RSUs are subject to section 257 of the SFA and the Participant should not make (i) any subsequent sale of the Shares in Singapore or (ii) any offer of such subsequent sale of the Shares subject to the RSUs in Singapore, unless such sale or offer is made after six (6) months from the Date of Grant or pursuant to the exemptions under Part XIII Division 1 Subdivision (4) (other than section 280) of the SFA. The Company’s Common Stock is traded on the New York Stock Exchange, which is located outside of Singapore, under the ticker symbol “DHR” and the Shares acquired under the Plan may be sold through this exchange.
Chief Executive Officer and Director Notification Requirement
If the Participant is the Chief Executive Officer (the “CEO”), or a director, associate director, or shadow director if a Singapore Subsidiary of the Company, the Participant is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore Subsidiary in writing when the Participant receives an interest (e.g., RSUs, Shares, etc.) in the Company or any related company. In addition, the Participant must notify the Singapore Subsidiary when the Participant sells the Shares of the Company or any related company (including when the Participant sells the Shares acquired under the Plan). These notifications must be made within two (2) business days of (i) its acquisition or disposal, (ii) any change in a previously-disclosed interest (e.g., upon vesting of the RSUs or when Shares acquired under the Plan are subsequently sold), or (iii) becoming the CEO / or a director.
SOUTH AFRICA
Tax Obligations
This provision supplements Section 7(a) of the Agreement:
By accepting the RSUs, the Participant agrees to immediately notify the Employer of the amount of any gain realized upon vesting of the RSUs. If the Participant fails to advise the Employer of the gain realized at vesting, the Participant may be liable for a fine. The Participant will be responsible for paying any difference between the actual tax liability and the amount of tax withheld by the Company or Employer.
Securities Law Notice
In compliance with South African securities laws, the documents listed below are available on the following websites:
i.a copy of the Company’s most recent annual report (i.e., Form 10-K) is available at: https://investors.danaher.com/sec-filings;
ii.a copy of the Plan is attached as an exhibit to the Company’s annual report (i.e., Form 10-K) available at https://investors.danaher.com/sec-filings; and
iii.a copy of the Plan Prospectus is available at www.fidelity.com.
A copy of the above documents will be sent to the Participant free of charge on written request to Danaher Corporation, 2200 Pennsylvania Avenue, N.W. Suite 800W, Washington, DC 20037, USA Attention: Corporate Secretary.

The Participant should carefully read the materials provided before making a decision whether to participate in the Plan. In addition, the Participant should contact his or her tax advisor for specific information concerning the Participant’s personal tax situation with regard to Plan participation.
Exchange Control Notice
The RSUs may be subject to exchange control regulations in South Africa. In particular, if the Participant is a South African resident for exchange control purposes, he or she is required to obtain approval from the South African Reserve Bank for payments (including payments of proceeds from the sale of the Shares) that he or she receives into accounts based outside of South Africa (e.g., a U.S. brokerage account). Because exchange control regulations are subject to change, the Participant should consult with his or her personal advisor to ensure compliance with current regulations. The Participant is responsible for ensuring compliance with all exchange control laws in South Africa.
SPAIN
Termination
Section 4(c)(i) of this Agreement (regarding Early Retirement) shall not apply to any Participant who as of the Date of Grant is on permanent, non-temporary assignment in Spain. Instead, the provisions of Section 4(a) (General), shall apply, notwithstanding the provisions therein regarding Early Retirement to the contrary.
For purposes of applying the Plan and Section 4(c)(ii) of this Agreement (regarding Normal Retirement) to such Participant, the definition of “Normal Retirement” set forth in the Plan shall not apply and instead “Normal Retirement” shall mean such Participant’s attainment of the statutory retirement age in Spain. In the absence of a statutory retirement age in such jurisdiction, “Normal Retirement” shall mean attainment of the customary age for retirement in Spain.
Notwithstanding the foregoing, in the event that subsequent to the Date of Grant such Participant works in a jurisdiction other than in Spain, if required to comply with applicable law, the Committee shall have sole and absolute discretion to instead apply to such Participant the retirement provisions of this Agreement that are applicable in such other jurisdiction.
Nature of RSUs
This provision supplements Section 17 of the Agreement:
In accepting the grant of the RSUs, the Participant acknowledges that he or she consents to participation in the Plan and has received a copy of the Plan. The Participant understands that the Company, in its sole discretion, has unilaterally and gratuitously decided to grant RSUs under the Plan to individuals who may be employees of the Company or its Subsidiaries throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any RSUs will not economically or otherwise bind the Company or any of its Subsidiaries on an ongoing basis. Consequently, the Participant understands that the RSUs are granted on the assumption and condition that such RSUs and any Shares acquired upon vesting of the RSUs shall not become a part of any employment contract (either with the Company or any of its Subsidiaries) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever.
Further, as a condition of the grant of the RSUs, unless otherwise expressly provided for by the Company or set forth in the Agreement, the RSUs will be cancelled without entitlement to any Shares if the Participant terminates employment by reason of, including, but not limited to: resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without cause (i.e., subject to a “despido improcedente”), material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, or under Article 10.3 of Royal Decree 1382/1985. The Committee, in its sole discretion, shall determine the date when the Participant’s employment has terminated for purposes of the RSUs.
The Participant understands that the grant of the RSUs would not be granted but for the assumptions and conditions referred to above; thus, the Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of, or right to, the RSUs shall be null and void.
Securities Law Notice
No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the RSUs. The Plan, the Agreement (including this Addendum B) and any other documents evidencing the grant of the RSUs have not, nor will they be, registered with the Comisión Nacional del Mercado de Valores, and none of those documents constitutes a public offering prospectus.

Exchange Control Notice
The Participant must declare the acquisition of the Shares to the Dirección General de Comercio e Inversiones (the “DGCI”) of the Ministry of Industry for statistical purposes. The Participant must also declare ownership of any Shares with the Directorate of Foreign Transactions each January while the Shares are owned. In addition, if the Participant wishes to import the ownership title of the Shares (i.e., share certificates) into Spain, he or she must declare the importation of such securities to the DGCI. The sale of the Shares must also be declared to the DGCI by means of a form D-6 filed in January. The form D-6, generally, must be filed within one month after the sale if the Participant owns more than 10% of the share capital of the Company or his or her investment exceeds €1,502,530. In addition, the Participant may be required to electronically declare to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (including Shares acquired under the Plan), and any transactions with non-Spanish residents, depending on the balances in such accounts together with the value of such instruments as of December 31 of the relevant year, or the volume of transactions with non-Spanish residents during the relevant year.
Foreign Asset/Account Reporting Information
To the extent the Participant holds rights or assets (e.g., cash or the Shares held in a bank or brokerage account) outside of Spain with a value in excess of €50,000 per type of right or asset as of December 31 each year (or at any time during the year in which the Participant sells or disposes of such right or asset), the Participant is required to report information on such rights and assets on his or her tax return for such year. After such rights or assets are initially reported, the reporting obligation will only apply for subsequent years if the value of any previously-reported rights or assets increases by more than €20,000. The reporting must be completed by the following March 31. Failure to comply with this reporting requirement may result in penalties to the Spanish residents.
In addition, the Participant may be required to electronically declare to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (including Shares acquired under the Plan), and any transactions with non-Spanish residents (including any payments of Shares made pursuant to the Plan), depending on the balances in such accounts together with the value of such instruments as of December 31 of the relevant year, or the volume of transactions with non-Spanish residents during the relevant year.
Spanish residents should consult with their personal tax and legal advisors to ensure compliance with their personal reporting obligations.
SWEDEN
Termination
Section 4(c)(i) of this Agreement (regarding Early Retirement) shall not apply to any Participant who as of the Date of Grant is on permanent, non-temporary assignment in Sweden. Instead, the provisions of Section 4(a) (General), shall apply, notwithstanding the provisions therein regarding Early Retirement to the contrary.
For purposes of applying the Plan and Section 4(c)(ii) of this Agreement (regarding Normal Retirement) to such Participant, the definition of “Normal Retirement” set forth in the Plan shall not apply and instead “Normal Retirement” shall mean such Participant’s attainment of the statutory retirement age in Sweden. In the absence of a statutory retirement age in such jurisdiction, “Normal Retirement” shall mean attainment of the customary age for retirement in Sweden.
Notwithstanding the foregoing, in the event that subsequent to the Date of Grant such Participant works in a jurisdiction other than in Sweden, if required to comply with applicable law, the Committee shall have sole and absolute discretion to instead apply to such Participant the retirement provisions of this Agreement that are applicable in such other jurisdiction.
SWITZERLAND
Securities Law Notice
The grant of the RSUs is considered a private offering in Switzerland and is therefore not subject to securities registration in Switzerland. Neither this document nor any other materials relating to the RSUs (i) constitute a prospectus as such term is understood pursuant to the Swiss Code of Obligations, (ii) may be publicly distributed nor otherwise made publicly available in Switzerland, or (iii) has been or will be filed with, approved or supervised by any Swiss regulatory authority (in particular, the Swiss Financial Market Supervisory Authority).

TAIWAN
Securities Law Notice
The offer of participation in the Plan is available only for employees of the Company and its Subsidiaries. The offer of participation in the Plan is not a public offer of securities by a Taiwanese company.
Exchange Control Notice
If the Participant is a resident of Taiwan, he or she may acquire foreign currency, and remit the same out of or into Taiwan, up to US$5,000,000 per year without justification. If the transaction amount is TWD$500,000 or more in a single transaction, the Participant must submit a Foreign Exchange Transaction Form to the remitting bank. If the transaction amount is US$500,000 or more in a single transaction, the Participant may be required to provide additional supporting documentation to the satisfaction of the remitting bank.
THAILAND
Exchange Control Notice
Thai residents realizing US$50,000 or more in a single transaction from the sale of Shares or the payment of dividends are required to repatriate the funds to Thailand immediately following the receipt of the funds and to then either convert such repatriated funds into Thai Baht or deposit the funds into a foreign currency account opened with any commercial bank in Thailand within 360 days of repatriation. Any such commercial bank must be duly authorized by the Bank of Thailand to engage in the purchase, exchange and withdrawal of foreign currency. Further, for repatriated funds of US$50,000 or more, the Participant must specifically report the inward remittance by submitting the Foreign Exchange Transaction Form to an authorized agent, i.e., a commercial bank authorized by the Bank of Thailand to engage in the purchase, exchange and withdrawal of foreign currency.
If the Participant does not comply with this obligation, the Participant may be subject to penalties assessed by the Bank of Thailand. Because exchange control regulations change frequently and without notice, the Participant should consult a legal advisor before selling Shares to ensure compliance with current regulations. It is the Participant’s responsibility to comply with exchange control laws in Thailand, and neither the Company nor any Parent or Subsidiary will be liable for any fines or penalties resulting from the Participant’s failure to comply with applicable laws.
TURKEY
Securities Law Notice
Under Turkish law, the Participant is not permitted to sell Shares acquired under the Plan in Turkey. The Shares are currently traded on the New York Stock Exchange under the ticker symbol “DHR” and the Shares may be sold through this exchange.
Exchange Control Notice
In certain circumstances, Turkish residents are permitted to sell the Shares traded on a non-Turkish stock exchange only through a financial intermediary licensed in Turkey. Therefore, Turkish residents may be required to appoint a Turkish broker to assist with the sale of the Shares acquired under the Plan. The Participant should consult his or her personal legal advisor before selling any Shares acquired under the Plan to confirm the applicability of this requirement.
UNITED ARAB EMIRATES
Securities Law Notice
The Agreement, the Plan, and other incidental communication materials related to the RSUs are intended for distribution only to employees of the Company and its Subsidiaries for the purposes of an incentive scheme.
The Emirates Securities and Commodities Authority and Central Bank have no responsibility for reviewing or verifying any documents in connection this statement. Neither the Ministry of Economy nor the Dubai Department of Economic Development have approved this statement nor taken steps to verify the information set out in it, and have no responsibility for it. The securities to which this statement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities.
If the Participant does not understand the contents of the Agreement, including this Addendum B, or the Plan, the Participant should obtain independent professional advice.

UNITED KINGDOM
Termination
Section 4(c) of this Agreement (Retirement) shall not apply to any Participant who as of the Date of Grant is on permanent, non-temporary assignment in the United Kingdom. Instead, the provisions of Section 4(a) (General), shall apply, notwithstanding the provisions therein regarding Early Retirement and Normal Retirement to the contrary.
Tax Obligations
This provision supplements Section 7 of the Agreement:
Without limitation to Section 7 of the Agreement, the Participant hereby agrees that the Participant is liable for all Tax Related-Items and hereby covenants to pay all such Tax Related-Items, as and when requested by the Company, or if different, the Employer, or by Her Majesty’s Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority). The Participant also hereby agrees to indemnify and keep indemnified the Company and, if different, the Employer, against any Tax Related-Items that they are required to pay or withhold, or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on the Participant’s behalf.
Notwithstanding the foregoing, if the Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the Participant may not be able to indemnify the Company or the Employer for the amount of any income tax not collected from or paid by the Participant, as it may be considered a loan. In this case, the amount of any uncollected amounts may constitute a benefit to the Participant on which additional income tax and National Insurance Contributions may be payable. The Participant will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying the Company or the Employer for the value of any National Insurance Contributions due on this additional benefit, which the Company or the Employer may recover by any of the means referred to in Section 7 of the Agreement.

ADDENDUM B
OFFER OF RESTRICTED STOCK UNITS
TO AUSTRALIAN RESIDENT EMPLOYEES
AUSTRALIA OFFER DOCUMENT
DANAHER CORPORATION
2007 OMNIBUS INCENTIVE PLAN, AS AMENDED AND RESTATED
Investment in shares involves a degree of risk. Employees who elect to participate in the Plan (“Australian Participants”) should monitor their participation and consider all risk factors relevant to the acquisition of shares and rights to receive shares under the Plan (as defined herein) as set out in this Offer Document and the additional documents.
The information or advice contained in this Offer Document and the additional documents is general information only. It is not advice or information specific to your particular objectives, financial situation or needs.
Australian Participants should consider obtaining their own financial product advice from an independent person who is licensed by the Australian Securities and Investments Commission to give such advice.

OFFER OF RESTRICTED STOCK UNITS AND STOCK OPTIONS
TO AUSTRALIAN RESIDENT PARTICIPANTS
DANAHER CORPORATION
2007 OMNIBUS INCENTIVE PLAN, AS AMENDED AND RESTATED
Danaher Corporation (the “Company”) is pleased to provide you with this offer to participate in the Danaher Corporation 2007 Omnibus Incentive Plan, as Amended and Restated (the “Plan”). This offer sets out information regarding the grant of Restricted Stock Units (the “Stock Units”) and/or Stock Options (“Options”) to Australian resident Employees of the Company and its Subsidiaries. The Plan and this Offer Document are intended to comply with the provisions of the Corporations Act 2001 (the “Corporations Act”), Australia Securities and Investments Commission (“ASIC”) Regulatory Guide 49 and ASIC Class Order CO 14/1000.
Any capitalized term used in this Offer Document shall have the meaning ascribed to such term in the Plan.

1.	OFFER OF STOCK UNITS AND OPTIONS
This is an Offer made by the Company under the Plan to certain eligible employees of the Company or its Australian Subsidiary(ies) of Stock Units and/or Options, as may be granted from time to time in accordance with the Plan.

2.	TERMS OF GRANT
The terms of the grant of Stock Units and/or Options incorporate the Plan, this Offer Document and the Stock Unit and/or Option Agreement to which this Offer Document is attached (each the “Agreement”). By accepting a grant of Stock Units and Options, you will be bound by the terms of the Plan and the Agreement.

3.	ADDITIONAL DOCUMENTS
In addition to the information set out in the Agreement, you are also being provided with copies of the following documents:
•the Plan;
•U.S. prospectus for the Plan;
•Danaher Corporation’s Annual Report on Form 10-K; and
•Danaher Corporation’s Proxy Statement for the Annual Meeting of Shareholders.
(collectively, the “Additional Documents”).
The Additional Documents provide further information to help you make an informed investment decision about participating in the Plan. Neither the Plan nor the U.S. prospectus for the Plan is a prospectus for the purposes of the Corporations Act 2001.

4.	RELIANCE ON STATEMENTS
You should not rely upon any oral statements made in relation to this offer. You should rely only upon the statements contained in the Agreement, this Offer Document and the Additional Documents when considering participation in the Plan.

5.	ELIGIBILITY
You are eligible to participate under the Plan if you are an Employee, Consultant, or non-employee Director of the Company or any Subsidiary, and meet the eligibility requirements established under the Plan.

6.	WHAT ARE THE MATERIAL TERMS OF THE STOCK UNITS?
(a)    What are Stock Units?
Stock Units represent the right to receive shares of the Company’s common stock (“Shares”) upon fulfilment of the vesting conditions set out in the Agreement. The Stock Units are considered “restricted” because they will be subject to forfeiture and restrictions on transfer until they vest. When the Stock Units vest (i.e., when the restrictions on the Stock Units lapse), Shares will be issued to you.

(b)    Do I have to pay any money to receive the award of Stock Units?
You pay no monetary consideration to receive the Stock Units, nor do you pay anything to receive the Shares upon vesting (with the exception of any taxes that may be due by you, as described below).
(c)     How many Shares will I receive upon vesting of my Restricted Stock Units?
The details of your Stock Units and the Shares subject to the award are set out in the Agreement entered into between you and the Company.
(d)    When do I become a stockholder?
You are not a stockholder merely as a result of holding Stock Units. The Stock Units will not entitle you to any shareholder rights, including the right to vote or receive dividends, notices of meeting, proxy statements and other materials provided to stockholders until the restrictions lapse, the Stock Units vest and the Shares are issued to you. You are not recorded as the owner of the Shares prior to vesting. You should refer to the Agreement and the Plan for details of the consequences of a change in the nature of your employment.
(e)    Can I transfer the Stock Units to someone else?
No. The Stock Units are non-transferable until they vest; however, once Shares are issued upon vesting, the Shares will be freely tradeable (subject to Company policies and applicable laws regarding insider trading).

7.	WHAT ARE THE MATERIAL TERMS OF OPTIONS?
(a)    What are Options?
An award of Options granted under the Plan represents the right, but not the obligation, to purchase a specified number of Shares of the Company at a specified exercise price upon fulfilment of the vesting conditions set out in the Agreement.
(b)    Do I have to pay any money to receive the award of Options?
You pay no monetary consideration to receive the award of Options. However, you must pay an exercise price and applicable taxes, as discussed below, to exercise an Option. The exercise price is determined by the Company at the time of grant and will be no less than 100% of the fair market value of a Share on the grant date of the Option.
The exercise price is denominated in U.S. dollars (“USD”) and must be paid in USD. The Australian dollar (“AUD”) amount required to exercise your Options and acquire Shares will be that amount which, when converted into USD on the date of exercise, equals the exercise price. The AUD of the exercise price will change with the fluctuations in the USD/AUD exchange rate.
(c)     How many Shares will I receive upon exercise of my Options?
The details of your Options, the Shares subject to the award and the exercise price are set out in the Agreement entered into between you and the Company.
(d)    When do I become a stockholder?
You are not a stockholder merely as a result of holding Options, and the Options will not entitle you to vote or receive dividends, notices of meetings, proxy statements and other materials provided to stockholders until you acquire Shares upon exercise of the Options. In this regard, you are not recorded as the owner of the Shares prior to the exercise of Options. You should refer to the Agreement for details of the consequences of a change in the nature of your employment.
(e)    Can I transfer the Options to someone else?
No. The Options are non-transferable until they vest; however, once Shares are issued upon vesting, the Shares will be freely tradeable (subject to Company policies and applicable laws regarding insider trading).

8.	WHO ADMINISTERS THE PLAN?
The Plan is administered by the Compensation Committee of the Board (the “Administrator”). The Administrator is responsible for the general operation and administration of the Plan and for carrying out its provisions and has full discretion in interpreting and administering the provisions of the Plan.

9.	WHAT IS A SHARE OF COMMON STOCK IN THE COMPANY?
Common stock of a U.S. corporation is analogous to ordinary shares of an Australian corporation. Each holder of the Company’s common stock is entitled to a one vote for every share held in the Company.
Dividends may be paid on the Shares out of any funds of the Company legally available for dividends at the discretion of the Board.
The Shares are traded on the New York Stock Exchange in the United States of America under the symbol “DHR”.
The Shares are not liable to any further calls for payment of capital or for other assessment by the Company and have no sinking fund provisions, pre-emptive rights, conversion rights or redemption provisions.
10.    HOW CAN I ASCERTAIN THE CURRENT MARKET VALUE OF THE SHARES IN AUSTRALIAN DOLLARS
You may ascertain the current market price of the Shares as traded on the New York Stock Exchange at http://www.nyse.com under the symbol “DHR.” The Australian dollar equivalent of that price can be obtained at: http://www.rba.gov.au/statistics/frequency/exchange-rates.html.
This will not be a prediction of what the market price per share will be when the Stock Units and Options vest, Options are exercised, Shares are issued, or of the applicable exchange rate on the actual vesting date, exercise date, or date the Shares are issued.
11.    WHAT ADDITIONAL RISK FACTORS APPLY TO AUSTRALIAN RESIDENTS’ PARTICIPATION IN THE PLAN?
You should have regard to risk factors relevant to investment in securities generally and, in particular, to the holding of Shares. For example, the price at which Shares are quoted on the New York Stock Exchange may increase or decrease due to a number of factors. There is no guarantee that the price of the shares will increase. Factors which may affect the price of Shares include fluctuations in the domestic and international market for listed stocks, general economic conditions, including interest rates, inflation rates, commodity and oil prices, changes to government fiscal, monetary or regulatory policies, legislation or regulation, the nature of the markets in which the Company operates and general operational and business risks.
In addition, you should be aware that the Australian dollar value of any Shares acquired at vesting or exercise will be affected by the U.S. dollar/Australian dollar exchange rate. Participation in the Plan involves certain risks related to fluctuations in this rate of exchange.
12.    WHAT ARE AUSTRALIAN TAXATION CONSEQUENCES OF PARTICIPATION IN THE PLAN?
This summary outlines the general tax treatment in Australia for Stock Units and Options that may be granted to you by the Company under the Plan. This summary reflects the law in force in Australia as of 1 November 2018. The information in this summary relates to the tax treatment of shares or rights to acquire shares provided under an employee share scheme granted on or after 1 July 2015. Please note that tax laws are complex and change frequently. As a result, the information contained in this summary may be out of date by the time you vest in the Stock Units, exercise Options, receive Shares, or sell Shares you acquire upon vesting of Stock Units and/or exercise of Options.
The following information is a summary of the Australian tax consequences of participating in the Plan for an employee who is an Australian resident for tax purposes and employed in Australia at all material times. This summary does not deal with your taxation treatment if you are not an Australian resident or are a ‘temporary resident’ of Australia for tax purposes, or if you cease to be Australian resident before the Stock Unit vests or the Options are exercised. Special Australian tax rules will apply to those employees, and you should seek specific professional advice based on your own circumstances.

In addition, the information in this document is general in nature. It deals with the general employee position, and does not specifically deal with special circumstances (e.g., if you are eligible for or close to being eligible for retirement on the date of grant of the award). This summary is not intended to serve as tax or investment advice and does not discuss all of the various laws, rules and regulations that may apply. It may not apply to your particular tax or financial situation. The Company does not give personal tax or financial advice, nor can the Company assure the accuracy of the information contained herein. Therefore, the information contained herein should not be relied upon by you and is not intended to take the place of consulting with your personal tax advisor.
(a)    What is the effect of the Award of the Stock Units and/or Options?
The Australian tax legislation contains specific rules, in Division 83A of the Income Tax Assessment Act 1997, governing the taxation of shares and rights acquired by employees under employee share schemes (called “ESS interests”). The Stock Units and Options granted under the Plan should be regarded as a right to acquire shares and accordingly, an ESS interest for these purposes.
Your assessable income includes any discount in relation to the acquisition of an ESS interest at grant, unless the ESS interest is subject to a real risk of forfeiture or there is a statement in the Additional Documents that tax deferral is to apply, in which case you will be subject to deferred taxation.
In the case of the Stock Units or Options, the real risk of forfeiture test requires that:

(i)
there must be a real risk that, under the conditions of the Plan, you will forfeit the Stock Units or Options or lose them (other than by disposing of them or in connection with the vesting of the Stock Units or Options); or

(ii)	there must be a real risk that if your Stock Units or Options vest, under the conditions of the Plan, you will forfeit the resulting Shares or lose them other than by disposing of them.
The terms of your Stock Units or Options are set out in the Additional Documents. It is understood that your Stock Units or Options will generally satisfy the real risk of forfeiture test and that you will be subject to deferred taxation (i.e., you generally should not be subject to tax when the Stock Units or Options are granted to you). In addition, the Stock Units and Options are non-transferrable and the relevant Agreement contains a statement that Subdivision 83A-C of the Income Tax Assessment Act 1997 applies to the Plan, which means that tax deferral is to apply. Accordingly, you should not be subject to tax when the Stock Units or Options are granted to you).
(b)    When will the taxable income from the Stock Units or Options under the Plan be recognized?
You will be required to include an amount in your assessable income for the income year (i.e., the financial year ending 30 June) in which the earliest of the following events occurs in relation to the Stock Units or Options (the “ESS deferred taxing point”). In addition to income taxes, this amount may also be subject to Medicare Levy and, if applicable, Medicare Levy surcharge.
Your ESS deferred taxing point will be the earliest of the following:

(i)	when there are both no longer any genuine restrictions on the disposal of the Stock Units and/or Options and there is no real risk of you forfeiting the Stock Units and/or Options;

(ii)
when there is no real risk of you forfeiting the Shares acquired at vesting or exercise (as applicable) and there is no genuine restriction on the disposal of the underlying Shares (if such restrictions exist, the taxing point is delayed until they lift); and

(iii)	cessation of employment (to the extent you retain the Stock Units and/or Options), but see Section 12(e)); and

(iv)	15 years from the date the Options and/or Restricted Stock Units were granted.
Generally, assuming you remain in employment, this means that you will be subject to tax when your Stock Units are settled in shares or you exercise your Options or at the first time after vesting/exercise that any genuine restrictions on disposal of the resulting Shares cease to apply.

Further, the ESS deferred taxing point for your Stock Units and/or Options will be moved to the time you sell the underlying Shares if you sell such Shares within 30 days of the original ESS deferred taxing point (i.e., typically within 30 days of vesting or exercise (as applicable)). If you sell the underlying Shares within 30 days of the original ESS deferred taxing point, you must report the income in the income year in which the sale occurs and not in the income year when the original ESS deferred taxing point occurs, if different.
(c)    What is the amount to be included in your assessable income if an ESS deferred taxing point occurs?
The amount you must include in your assessable income in the income year in which the ESS deferred taxing point occurs in relation to your Stock Units and/or Options will be the difference between the “market value” of the underlying Shares at the ESS deferred taxing point and the cost basis of the Stock Units (which should be nil because you do not have to pay anything to acquire the Stock Units or the underlying Shares) and/or Options (which should include the exercise price).
If, however, you sell the underlying Shares in an arm’s-length transaction (as generally will be the case provided the Shares are sold through the New York Stock Exchange) within 30 days of the ESS deferred taxing point (i.e., typically when the Stock Units vest and/or the Options are exercised), the amount to be included in your assessable income in the income year in which the sale occurs will be equal to the difference between the sale proceeds and the cost basis of the Stock Units (which should include any incidental costs of sale, e.g., brokerage costs) and/or Options (which should include the exercise price and any incidental costs of sale, e.g., brokerage costs).
(d)    What is the market value of the underlying Shares?
The “market value” of the underlying Shares at the ESS deferred taxing point is determined according to the ordinary meaning of “market value,” expressed in Australian currency. The Company will determine the market value in accordance with the applicable guidelines prepared by the Australian Tax Office. Since the Shares are publicly traded on the New York Stock Exchange, the “market value” generally will be based on the closing trading price of the Shares on the New York Stock Exchange on the applicable date.
The Company has the obligation to provide you with certain information about your participation in the Plan at certain times, including after the end of the income year in which the ESS deferred taxing point occurs. This may assist you in determining the market value of the underlying Shares. However, this estimate may not be correct if you sell the Shares within 30 days of the vesting and/or exercise date, in which case it is your responsibility to report and pay the appropriate amount of tax based on the sale proceeds.
(e)    What happens if I cease employment before my Options and/or Restricted Stock Units vest?
If, before vesting, you cease to be employed by the Company and its Subsidiaries and the Stock Units or Options lapses (i.e., the award is forfeited), you will not be liable to pay any tax on the Stock Units or Options. If you cease employment prior to vesting and retain the Stock Units, or if you cease employment prior to exercise and retain your Options, those Stock Units or Options generally will be subject to tax on the date you cease employment.
(f)    When do I recognize taxable income from dividends?
You will be subject to income tax on any dividends you receive on the Shares you acquire under the Plan.
You will be personally responsible for directly paying and reporting any tax liabilities attributable to dividends to the local tax authorities.
Dividends paid will be subject to U.S. income tax withholding at source. You may be able to claim a reduced rate of U.S. federal income tax withholding on such dividends as a resident of a country with which the U.S. has an income tax treaty. You must have a properly completed U.S. Internal Revenue Service Form W-8BEN on file in order to claim the treaty benefit. You also may be entitled to a tax offset in Australia for the U.S. federal income tax withheld.
(g)    On the date of sale of Shares acquired under the Plan, am I required to recognize a taxable gain or loss upon sale of the Shares? If so,
•    How is the gain/loss calculated?
•    What is the character of the gain?

•    Is the gain subject to taxation at the same rates as ordinary income or at a preferential rate?
Shares sold within 30 days of the Original ESS Deferred Taxing Point: If the Shares are sold within 30 days of the date of the original ESS deferred taxing point (e.g., cessation of employment, vesting or exercise, as the case may be), any gain realized is subject to income tax on the sales proceeds of the Shares sold less the cost base of the Shares (which should include any incremental costs you incur in connection with the sale (e.g., brokers’ fees, and should include the exercise price for Options)) and therefore no capital gains tax is due.
Shares held more than 30 days after the ESS Deferred Taxing Point: If the Shares are sold more than 30 days after the ESS deferred taxing point (e.g., cessation of employment, vesting or exercise, as the case may be), an additional tax liability may arise on the subsequent disposal of Shares acquired from the Stock Units or Options to the extent such Shares are sold at a gain. Any capital gain is calculated as the sales proceeds (assuming the sale of the Shares occurs in an arm’s length transaction, as generally will be the case provided the Shares are sold through the New York Stock Exchange) less the cost base (which should include the market value of the Shares at the ESS deferred taxing point plus any incremental costs you incur in connection with the sale (e.g., brokers’ fees)).
The amount of any capital gain you realize must be included in your assessable income for the year in which the Shares are sold. However, if you hold the Shares for at least one (1) year prior to selling (excluding the dates you acquired and sold the Shares), you may be able to apply a discount to the amount of capital gain that you are required to include in your assessable income. If this discount is available, you may calculate the amount of capital gain to be included in your assessable income by first subtracting all available capital losses from your capital gains and then multiplying each capital gain by the discount percentage of 50%.
Tax on the capital gain will be payable at progressive income tax rates, plus the Medicare Levy and, if applicable, surcharge.
If the sale proceeds (where the disposal is an arm’s length transaction) of the Shares at the time of disposal is less than the cost base of the Shares, then a capital loss equal to the difference will be available to offset same-year or future-year capital gains. That is, a capital loss cannot be used to offset other income (including salary and wage income).
(h)    Withholding and Reporting
You are responsible for reporting on your tax return and paying any tax liability in connection with your participation in the Plan. Your employer will be required to withhold tax due on the Stock Units and/or Options only if you have not provided your Tax File Number or Australian Business Number (as applicable) to your employer.
However, the Company or your employer must provide you (no later than 14 July after the end of the year) and the Commissioner of Taxation (no later than 14 August after the end of the year) with a statement containing certain information about your participation in the Plan in the income year when the ESS deferred taxing point occurs (typically, in the year of vesting or exercise (as applicable)), including an estimate of the market value of the underlying Shares at the taxing point.
Please note, however, that, if you sell the Shares within 30 days of the original ESS deferred taxing point, your taxing point will be moved to the date of disposal and, if your employer is not aware of the sale, the amount reported by your employer may differ from your actual taxable amount (which would be based on the value of the Shares when sold, rather than at the ESS deferred taxing point). You will be responsible for determining this amount and calculating your tax accordingly.
It is your responsibility to report and pay any tax liability on any dividends received. Tax will not be withheld by either the Company or your employer.
13.    U.S. TAXATION CONSEQUENCES OF PARTICIPATION IN THE PLAN
Employees (who are not U.S. citizens or permanent residents) will not be subject to U.S. tax by reason only of the grant of Stock Units and/or Options, the acquisition of Shares at vesting or exercise (as applicable) or the sale of Shares. However, liability for U.S. taxes may accrue if an employee is otherwise subject to U.S. taxes.
The above is an indication only of the likely U.S. taxation consequences for Australian employees awarded Stock Units or Options under the Plan. You should seek your own advice as to the U.S. taxation consequences of your Plan participation.
* * * * *
You are urged to carefully review the information contained in this Offer Document and the Additional Documents.
DANAHER CORPORATION

ADDENDUM C
EMPLOYER INFORMATION STATEMENT – DENMARK
RESTRICTED STOCK UNIT GRANT
ABEJDSGIVERERKLÆRING
Danaher Corporation (herefter "Selskabet") skal, i overensstemmelse med den danske Lov om brug af køberet eller tegningsret til aktier m.v. i ansættelsesforhold (herefter "Loven"), oplyse nedenstående angående tildeling (herefter "Tildelingen") af aktieoptioner (herefter ”Optioner”) og betingede aktier (Restricted Stock Units) (herefter ”RSUer”), som du har modtaget i henhold til Danaher Corporations aktieincitamentsprogram (2007 Stock Incentive Plan) som efterfølgende ændret (herefter "Programmet").
Denne erklæring indeholder de oplysninger, der kræves efter paragraf 3, stk. 1, i Loven. Vilkårene for Tildelingen er beskrevet detaljeret i Programmet, i Selskabets aktieoptionsaftale (Stock Option Agreement) henholdsvis Selskabets aftale om tildeling af RSUer (Restricted Stock Unit Agreement) (herefter hver for sig eller samlet "Tildelingsaftalen") og i tillægget til din ansættelseskontrakt om vilkår for Programmet (herefter ”Tillægget”). Programmet, Tildelingsaftalen og Tillægget (herefter samlet ”Vilkårene”) er stillet til rådighed for dig. Programmet er gældende, hvis der er uoverensstemmelser mellem dette og Tildelingsaftalen eller Tillægget.

III.	Tildelingstidspunkt
Optionernes tildelingsdato er den dato, hvorpå Selskabets bestyrelse (eller den relevante bestyrelseskomite) (herefter, som relevant, "Bestyrelsen") godkendte Tildelingen og fastsatte, at den skulle gælde fra.
Pr. samme dato er du blevet tildelt RSUer på de vilkår, der følger af Vilkårene.

IV.	Vilkår for tildelinger
Tildelingen er vedtaget alene efter Bestyrelsens skøn. Bestyrelsen har i sin bedømmelse overvejet en række faktorer, herunder personlige præstationer. Uagtet din personlige præstation og Selskabets fremtidsudsigter kan Selskabet beslutte, alene og efter eget skøn, ikke at tildele Optioner og/eller RSUer til dig i fremtiden. I henhold til betingelserne i Programmet og Tildelingsaftalen giver en konkret Tildeling dig hverken ret til eller krav på at modtage fremtidige tildelinger.
Tildelingen er endvidere betinget af dit afkald på, at tildelinger af købe- eller tegningsrettigheder til aktier mv., som du har modtaget under ansættelse, der ikke er omfattet af dansk ret, i Danaher koncernen, kan være omfattet af Loven. Du har givet sådan afkald i Tillægget.

V.	Udnyttelsesdato
Optioner og RSUer kan udnyttes i den periode og i overensstemmelse med de betingelser, der er angivet i Vilkårene.

VI.	Udnyttelsespris
I udnyttelsesperioden kan Optioner udnyttes til at købe aktier i Selskabet til den udnyttelsespris, der er angivet i Tildelingsaftalen vedrørende Optioner.
Du skal ikke betale noget udnyttelsesvederlag, når RSUer modnes og aktier udstedes/overdrages til dig.

VII.	Rettigheder ved ansættelsens ophør
Hvis Loven er gældende for Tildelingen, gælder følgende vilkår for behandlingen af dine Optioner og RSUer ved din ansættelses ophør:
Hvis du fratræder som bad leaver, mister du retten til tildelte Optioner og RSUer, som på fratrædelsestidspunktet endnu ikke er modnet, og du vil ikke være berettiget til fremtidige tildelinger af Optioner og RSUer, hverken helt eller delvist. Rettigheden bortfalder automatisk og uden forudgående varsel ved fratræden.
Du betragtes som en bad leaver, hvis:

(i) du selv siger op, uden at dette skyldes væsentlig misligholdelse fra arbejdsgiverens side;
(ii) du opsiges af arbejdsgiveren som følge af misligholdelse fra din side; eller
(iii) du bortvises af arbejdsgiveren som følge af væsentlig misligholdelse.
Hvis du fratræder som good leaver, opretholdes tildelte Optioner og RSUer på uændrede vilkår, og du vil være berettiget til en i forhold til din ansættelsestid i regnskabsåret forholdsmæssig andel af den tildeling, som du ville have haft ret til, hvis du havde været ansat ved regnskabsårets afslutning.
Du betragtes som en good leaver, hvis:
(i) du opsiges, uden at dette skyldes misligholdelse fra din side;
(ii) du selv siger op som følge af væsentlig misligholdelse fra arbejdsgiverens side; eller
(iii) ansættelsesforholdet ophører, fordi du har nået arbejdsgiverens pensionsalder, eller hvis du er berettiget til (a) folkepension eller har nået den alder, hvor du ville have været berettiget til folkepension, (b) alderspension fra arbejdsgiveren eller (c) efterløn. Af Tillægget fremgår vilkårene for en mulig kontantkonvertering af Optioner og RSUer.
Hvis dit danske ansættelsesforhold ophører som følge af tiltrædelse i et ansættelsesforhold, der ikke er omfattet af dansk ret, hos en anden virksomhed i Danaher koncernen, vil Loven og ovenstående vilkår i forbindelse med din fratræden herefter ikke være gældende for de i den danske ansættelsesperiode tildelte RSUer eller Optioner, uanset om de er modnede eller ikke. Dette er beskrevet i Tillægget.

VIII.	Økonomiske aspekter ved deltagelse i Programmet
Tildelingen har ingen umiddelbar økonomisk betydning for dig. Værdien af de rettigheder, som du har under Tildelingsaftalen, og værdien af de aktier, som du køber gennem udnyttelse af Optioner, samt værdien af RSUer, tages der ikke hensyn til, når der skal beregnes feriegodtgørelse, ferietillæg eller andre tillæg eller kompensationer fastsat ved lov eller aftale, som helt eller delvist udmåles på baggrund af lønnen.
Aktier er finansielle instrumenter, og en investering i aktier indebærer altid en økonomisk risiko. Muligheden for fortjeneste på det tidspunkt, hvor du sælger aktier, afhænger af Selskabets økonomiske præstation og dets fremtidsudsigter samt andre faktorer som f.eks. den generelle økonomiske situation og situationen i de finansielle markeder. Værdien af Selskabets ordinære aktier, som du måtte købe ved at udnytte Optioner, eller få på baggrund af RSUer, kan gå både op og ned.
Selskabets ordinære aktiers tidligere opnåede resultater siger ikke nødvendigvis noget om, hvordan de klarer sig fremover. Der udstedes ikke nogen garantier om, at aktier, du køber ved at udnytte Optioner, eller modtager på baggrund af RSUer, stiger i værdi eller bevarer den værdi, som de havde, da de blev købt/modtaget.
Du er i sidste instans selv ansvarlig for overholdelse af forpligtelser mht. indkomstskat, sociale afgifter/forsikringer eller andre skattemæssige indeholdelser (herefter "Skatteforpligtelser ") i forbindelse med Tildelingen eller udnyttelsen heraf. Ved accept af Tildelingen giver du tilladelse til, at Selskabet og dets datterselskaber indeholder i overensstemmelse med alle gældende Skatteforpligtelser, vedrørende beløb, som du er juridisk forpligtiget til at betale af løn eller af anden kompensation udbetalt af Selskabet eller dets datterselskaber, eller af provenu fra aktiesalget.
DANAHER CORPORATION

ADDENDUM D
PERSONAL DATA (PRIVACY) ORDINANCE
PERSONAL INFORMATION COLLECTION STATEMENT – HONG KONG
As part of its responsibilities in relation to the collection, holding, processing or use of the personal data of employees under the Personal Data (Privacy) Ordinance, the Danaher Corporation and its subsidiaries (the “Company”) and the Participant’s Hong Kong employer, as applicable, (the “Hong Kong Employer”) hereby is providing the Participant with the following information.
Purpose
From time to time, it is necessary for the Participant to provide the Company and the Hong Kong Employer with the Participant’s personal data for purposes related to the Participant’s employment and the grant of equity compensation awards by the Company to the Participant under the Plan, as amended and restated and any other equity compensation plan that may be established by the Company (collectively, the “Plan”), as well as managing the Participant’s ongoing participation in the Plan and for other purposes directly relating thereunder.
Transfer of Personal Data
Personal data will be kept confidential but, subject to the provisions of any applicable law, may be:

•	Made available to appropriate persons at the Company around the world (and the Participant hereby consents to the transfer of the Participant’s data outside of Hong Kong);

•
Supplied to any agent, contractor or third party who provides administrative or other services to the Company and/or the Hong Kong Employer or elsewhere and who has a duty of confidentiality (examples of such persons include, but are not limited to, any third party brokers or administrators engaged by the Company in relation to the Plan, external auditors, trustees, insurance companies, actuaries and any consultants/agents appointed by the Company and/or the Hong Kong Employer to plan, provide and/or administer employee benefits and awards granted under the Plan);

•	Disclosed to any government departments or other appropriate governmental or regulatory authorities in Hong Kong or elsewhere such as the Inland Revenue Department and the Labour Department;

•
Made available to any actual or proposed purchaser of all or part of the business of the Company or the Hong Kong Employer, in the case of any merger, acquisition or other public offering, the purchaser or subscriber for shares in the Company or the Hong Kong Employer; and

•
Made available to third parties in the form of marketing materials and/or directories identifying the names, office telephone numbers, email addresses and/or other contact information for key officers, senior employees and their secretaries, assistants and support staff of the Company or the Hong Kong Employer for promotional and administrative purposes.

Transfer of the Participant’s personal data in connection with the Plan will only be made for one or more of the purposes specified above.
Access and Correction of Personal Data
Under the Personal Data (Privacy) Ordinance, the Participant has the right to ascertain whether the Hong Kong Employer holds the Participant’s personal data, to obtain a copy of the data, and to correct any data that is inaccurate. The Participant may also request the Hong Kong Employer to inform the Participant of the type of personal data that it holds.
Requests for access and correction or for information regarding policies and practices and kinds of data in connection with the Plan should be addressed in writing to:
Danaher’s Corporate Compensation department at the headquarters address of Danaher Corporation set forth above
A small fee may be charged to offset our administrative costs in complying with the Participant’s access requests.
Nothing in this statement shall limit the rights of the Participant under the Personal Data (Privacy) Ordinance.

The Participant’s signature set forth on the signature page of this Agreement represents the Participant’s acknowledgement of the terms contained herein.
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